                                                                   EXHIBIT 10.39

                                 LEASE AGREEMENT



                                     Between


                          AZOREI MALLAL INDUSTRIES LTD

                                       and

                            D.S.P.C.TECHNOLOGIES LTD

                                    CONTENTS


1.       Preamble
2.       Definitions
         FIRST CHAPTER - THE LETTING
3.       The Lease and the Demised Premises
4.       The Right to Rent Areas in Building No.4
5.       The Roof of the Building
6.       Rental of Parking Areas
7.       The Purpose of the Letting
8        The Letting Period
9        Inapplicability of the Tenants Protection Laws
10.      Management Contract
11.      The Technical Specification
         SECOND CHAPTER - DELIVERY OF POSSESSION
12.      Delivery of Possession of the Demised Premises
13.      Postponement of the Delivery Date
         THIRD CHAPTER - THE CONSIDERATION
14.      The Rent
15.      The Manner of Payment of the Rent
16. Charge of the Company's Rights under this Lease, to a Bank FOURTH CHAPTER - ADDITIONAL PAYMENTS BY THE LESSEE
17.      The Obligation to Pay
18.      Taxes
19.      Telephone, Electricity, Water and Maintenance
         FIFTH CHAPTER - THE LESSEE'S LIABILITIES
20.      The Lessee's Liability to Make the Payments
21.      Restriction on the Use of the Demised Premises
22       Signboards
23.      Compliance with Laws
24.      Sewage
25.      The Building's Systems
26.      Restriction on the Use of Areas Outside the Building
27.      Public Areas and Common Property
28.      Cleaning, Upkeep and Repair of the Demised Premises
29.      Making Changes and Additions to the Demised Premises
30.      Prevention of Nuisance
31.      Park Tenants
         SIXTH CHAPTER - THE COMPANY'S OBLIGATIONS
32.      Ancillary Services in the Park
33.      Health and Sports Club
34.      Access Road to the Park
35.      Additional Construction in the Park
         SEVENTH CHAPTER - LIABILITY AND INSURANCE
36.      Liability for Damage
37.      The Lessee's Insurance Cover
38.      The Company's Insurance Cover
         EIGHTH CHAPTER - THE COMPANY'S RIGHTS
39.      Entry to the Demised Premises

40.      Carrying Out of Works at the Demised Premises
41.      Carrying Out of Works in the Building and in the Park
42.      Traffic and Parking Arrangements
         NINTH CHAPTER - SECURITIES
43.      Bank Guarantee
         TENTH CHAPTER
44.      Breaches and Remedies
45.      Fundamental Breaches
46.      Delay in Payment
47.      Appointment of Receiver or Liquidator
48.      Rescission of the Lease Agreement
49.      Payment of the Lessee's Debts
50.      Vacation
         ELEVENTH CHAPTER - MISCELLANEOUS
51.      Transfer of Rights
52.      Guarantee for the Due Performance of the Obligations of the Parties
53       Right of First Refusal
54.      Costs of the Lease Agreement
55.      Taxes, Fees and Levies
56.      Value Added Tax
57.      Jurisdiction
58.      Prohibition on Setting -Off  Payments
59       Waivers and Variations in the Agreement
60.      Service of Notices
         APPENDICES
         Appendix "A": Plan
         Appendix "B": Management Contract
         Appendix "C": Technical Specification
         Appendix "D": Operational Code
         Appendix "E": Fixing of Signboards
         Appendix "F": Bank Guarantees
         Appendix "G": Ancillary Services in the Park
         Appendix "H": Guarantees
         Appendix "I": Plan Prescribing Limits of Development for the Building Appendix "J": Main Frame Timetable
         Appendix "K": The First SPA Plan
         Appendix "L": Petach Tikva Municipality Letter
         Appendix "M": Internal Ring Road
         Appendix "N": Application for Proposals for Development Works -
         Which is not a Final Document but merely Constitutes a Declaration of Intent.

                                     A LEASE

                   Made and Signed on the 6th day of May 1999

                                     BETWEEN

                          AZOREI MALLAL INDUSTRIES LTD
                    of Beit Gibor, 6 Kaufman Street, Tel-Aviv
                       (hereinafter called "THE COMPANY")
                                                                OF THE ONE PART
                                                                ---------------

                                       AND

                            D.S.P.C TECHNOLOGIES LTD
                      of 11 Ben Gurion Street, Givat Shmuel
                        (hereinafter called "THE LESSEE")
                                                              OF THE OTHER PART
                                                              -----------------

WHEREAS
In accordance with the development contract with the Israel Lands
Administration, the Company is establishing the park on the land, including the building, all as such expressions are defined below.

AND WHEREAS
The Lessee is interested in taking a letting from the Company, and the Company is interested in letting the demised premises to the Lessee for the purpose, period, and for the consideration and on the further terms as specified in this Lease Agreement.

AND WHEREAS
The parties wish to settle the terms concerning the letting of the demised premises to the Lessee and for the operation of the Lessee's business at the demised premises, with all that which is incidental, connected and relating thereto, all being in accordance with the provisions of this Lease Agreement and the contents set out therein and in the various Appendices attached thereto.

AND WHEREAS
The Company and the Lessee declare that there is nothing by virtue of any law or contract that precludes them from entering into the contractual arrangements that are the subject of this Lease Agreement.

IT IS ACCORDINGLY AGREED AND DECLARED BETWEEN THE PARTIES AS FOLLOWS:

1.       PREAMBLE

1.1. The preamble to this Lease Agreement and the Appendices thereto constitute an integral part of the provisions of this Lease Agreement.

1.2 The Clause numbers and headings are for convenience purposes only, and do not form part of this Lease Agreement.

1.3 This Lease Agreement and its Appendices represents all that has been agreed between the parties in relation to the transaction that is the subject matter thereof, and with effect from the date of the signature of this Lease Agreement all previous agreements and/or understandings and/or representations between the parties are null and void, and only this Lease Agreement and its Appendices shall be binding on the parties.

2.       DEFINITIONS.

         The expressions set out below in this Lease Agreement shall have the meanings assigned to them and recorded at the side thereof.

2.1      "THE LAND"
         The parcel of land bounded by the Ghetto Road (Road No.) of an area of 43 Dunes, known as Block 6640 Parcel Nos. 87(part), 90(part),92
         (part), 94 (part) and 96 (part)

2.2      "THE DEVELOPMENT CONTRACT"
         A contract dated 2.11.97 between the Israel Lands Authority and the Company under which the Company has been granted the rights to the land and by virtue of which the Company has established the park.

2.3      "THE PARK"
         Azores Park - a centre for business and employment for offices, high tech industries and ancillary uses for the same, that the Company has established on the land. It is to be clear that no factories and industrial plants that are not high tech shall be built in the Park.

2.4      "THE BUILDING"

         A storied structure known as Building No. in the Park, which on completion of the construction thereof will have an area of approximately 12000 meters. According to the City Building Plan that applies to the land (revised plan described as No. /PT/NCH/2000/11D), there is nothing to prevent the building as offices, as the building has been erected on a plot that is classified as a special industrial zone, that permits use as offices.

2.5      "THE DEMISED PREMISES"

         The building, and at least some 7,500 metres thereof, as marked in yellow on the plan annexed hereto as APPENDIX A of this Lease

         Agreement all subject to and in accordance with the provisions of this Lease Agreement.

2.6      "THE AREA OF THE DEMISED PREMISES"
         The area of the demised premises as it is specifically determined in Clause 3 below.

2.7      "THE LETTING PERIOD"
         The letting period that is specified in Clause 8 below.

2.8      "THE DELIVERY DATE"
         The date on which possession of the demised premises is to be delivered to the Lessee, in accordance with the provisions of Clauses 12 and 13 below.

2.9      "THE TENANTS PROTECTION LAW"
         The Tenants Protection Law [Consolidated Version] 5732-1972.

2.10     "THE CONSUMER PRICES INDEX"
         The Consumer Prices Index, including fruit and vegetables that is published by the Central Bureau of Statistics and Economic Research, including such Index also where published by another Government Institution or Body and any other Official Index that replaces it, whether it is based on the same data on which the existing Index is based or not. If the Consumer Prices Index is replaced, by another Index, the relation between the Index that is replaced and such other Index shall be determined by the Central Bureau of Statistics. If the Central Bureau of Statistics does not make such determination it shall be determined by a Chartered Accountant, who shall be agreed between the parties and his decision shall be final.

2.11     "THE DOLLAR RATE"
         The representative rate of the US dollar that was published by the Bank of Israel on 4.5.99 and in the event on such day the said rate was not published, the rate that was published on the previous business day.

2.12     "DEFAULT INTEREST"
         The normal rate of interest charged from time to time by Bank Hapoalim Ltd in relation to unauthorised overdrafts on current accounts plus 4% per annum.

2.13     "THE SURVEYOR"
         An agreed surveyor who shall be appointed by mutual agreement between the parties at least 60 (sixty) days prior to the delivery date as defined above.

2.14     "THE INSPECTOR"

         The Inspecting Engineer employed by the Company to supervise the works of erecting the building or any other supervising engineer who shall be appointed by the Company, for the purpose of this Lease Agreement, at its sole and absolute discretion.

                           FIRST CHAPTER - THE LETTING

3.       THE LEASE AND THE DEMISED PREMISES.

3.1 The Company hereby lets to the Lessee and the Lessee hereby leases the demised premises from the Company, for such period consideration and on such other terms as are specified above and below in this Lease Agreement.

         THE AREA OF THE DEMISED PREMISES.

3.2 The area of the demised premises on the delivery date as defined above shall be an area of approximately 7500 metres, which shall at that time constitute a total area of construction that is ready for delivery in the building and a further approximate 500 metres warehouses. In the event of the Lessee exercising the option granted to it in sub-clause
         3.4 below for increasing the area of the demised premises, the area thereof shall be increased and all the following provisions shall apply to it.

3.3 Before the demised premises have been delivered, its exact area shall be determined by the surveyor in a certificate signed by him, and his determination thereof shall constitute "the area of the demised premises" for the purposes of this Lease Agreement and shall be final and binding on the parties for all intents and purposes. For the purpose of determining the area of the demised premises the surveyor shall measure the area of the demised premises in square metres, by taking the external measurements of the building.

         The rules for determining the area of the demised premises by the surveyor as aforesaid, are those to which the parties have agreed and which are specified in the Technical Specification that is attached hereto as APPENDIX C, as an integral part of this Lease Agreement.

         The surveyor shall submit the results of his measurements within 14 days, and in any event no less than 14 days prior to the delivery date.

         OPTION TO INCREASE THE AREA OF THE DEMISED PREMISES.

3.4 The Lessee is hereby granted an option to increase the area of the demised premises in additional areas of the building to the extent of approximately a further 4500 metres, which subject to what is provided hereafter, shall be built by the Company in the building (hereinafter called "THE OPTION FOR AN INCREASE IN THE AREA OF THE DEMISED

         PREMISES", this being solely by notice being given in writing and in advance to the Company at least 12 months prior to the date requested by the Lessee for such actual increase of the area of the demised premises as aforesaid. It is to be clear that, the Lessee may request an increase in the demised premises as aforesaid of an area that is less than 4500 metres, but no less than an area of 1000 metres. Where notice on the terms specified in this Clause has been given, the areas that are the subject of the notice shall be constructed and delivered to the Lessee within 12 months from the date of the receipt of such notice by the Company. The option for an increase in the area of the demised premises, in a portion that is not less than 1000 metres each time, shall be available to the Lessee commencing from the date of the signature of this Lease Agreement and until the end of the letting period or the end of any of the additional letting periods (if any) and subject to the following conditions.

3.4.1 If on the date that the Lessee gives notice of the exercise of the option for an increase in the area of the demised premises, the Company has not fully utilised its rights of building in the Park, in a manner that allows construction to take place for the purpose of increasing the demised premises in accordance with the option for an increase in the area of the demised premises.

         Where the Company's rights in the Park have been utilised, in a manner that does not permit an increase in the demised premises under the option for such increase, the Company shall not be bound to construct any further areas in the building, and the Lessee shall not in such a case have any claim and/or demand against the Company.

         Notwithstanding the above mentioned provisions of this sub-clause, it is accepted and clear, that if the option for an increase in the area of the demised premises is exercised before 1.1 .2004, this sub-clause shall not be applicable.

3.4.2 The terms for the exercise of the option for an increase in the area of the demised premises, shall be such that at the same time as the notice of such exercise, the Lessee shall also give notice of extension of the letting period for a further 4 years, so that on the date of delivery of possession of the area that is the subject of the option for an increase in the area of the demised premises at least 4 (four) years shall remain until the end of the letting period or until the end of the additional letting periods (if there are any) (hereinafter called "the extension of the letting due to the increase in the demised premises").

3.4.3 As a result of the provisions of Clause 3.4.2 above, it is agreed that the exercise of the option for an increase in the area of the demised premises shall be deemed to be noticed by the Lessee of the exercise (wholly or partially as applicable) of one of the options for extending the period of the letting, so that the period of the letting in relation to the whole of the demised premises shall be extended for a period of 4 years that shall commence from the date of the delivery of the areas that are the subject of the option for an increase in the area of the demised premises. For example: In the event that the Lessee exercises its right for the second further letting period (as defined below) that shall commence on 1.1.2009, and on 1.1.2001, the Lessee exercises the option for an increase in the area of the demised premises so that on 1.1.2012, possession shall be delivered to the Lessee of an area that is subject of the option for an increase in the area of the demised premises, the letting period shall be extended by a further 4 years (from 1.1.2012 until 1.1.2016) So that on 1.1.2013 the second additional letting period shall expire and the third additional letting period shall commence (as defined and on the same terms including as to rent, but excluding the matter of an extension, as provided in sub-clause 8.4 below), for a period of a further 3 years until 1.1.2006. Notwithstanding, and further to the above mentioned example, in the event that the Lessee requests an extension of the second period for the third further letting period IN ITS ENTIRETY (namely, for a further 4 years, and not for 3, as required in the above mentioned example), the Lessee shall be bound to notify the Company 180 days prior to 1.1.2013 of the exercise of such right, and a third further letting period shall expire on 1.1.2017, all as specified in Clause 8.2 to 8.6 below.

3.5 For the avoidance of doubt it is to be made clear that the conditions for the exercise of the right to a further letting period as specified in Clauses 8.2 to 8.6 below, including the matter of the performance of all the Lessee's obligations under this Lease Agreement, and the provisions of Clause 14 concerning the rent for any of the extended letting periods, shall prevail, in so far as any conflict exists between them, over all the provisions of sub-clause 3.4.3 above.

3.6 Where the Lessee has elected to exercise the option for an increase in the area of the demised premises whether once or in a number of Parcels, the surveyor shall be instructed by the parties to determine the area of the demised premises after such increase on each occasion, and in this regard the provisions of Clause 3.3. above shall apply, mutatis mutandis.

3.7 Until the date on which the Lessee gives notice of the exercise of the option for an increase in the area of the demised premises, the Company and the Lessee shall agree upon the planning principles for the area that is the subject of the option for an increase in the demised premises and the provisions of the specification shall apply in the connection therewith, mutatis mutandis. It is to be clear that all the provisions of this Lease Agreement, mutatis mutandis, including the matter of timetables, shall apply to the areas which are the subject of the option for an increase in the area of the demised premises, and to an extension of the letting due to such increase of the demised premises.

3.8 It is understood that the Lessee shall not in any way object to or prevent the execution of the works in the building until its completion as aforesaid. The Company for its part shall use its best endeavours to reduce in so far as is possible any disturbance that may be caused to the use of the demised premises by the Lessee during the construction of the building and until its completion as aforesaid. The completion of the construction of the building means, for the purposes of this Lease Agreement, the completion of construction of areas to an extent of approximately 12,000 metres. If the Lessee fully exercises the option for an increase in the area of the demised premises as aforesaid, the demised premises will constitute the whole of the building.

         OPTION TO LEASE AREAS IN BUILDING NO.4 IN THE PARK.

3.9 The Lessee is hereby granted a further option to lease areas in the building known as Building No. 4 in the Park (hereinafter called "BUILDING NO.4"), which is to be constructed by the Company (hereinafter called "THE OPTION TO LEASE AREAS IN BUILDING NO.4"), this being solely by advance written notice being given to the Company no later than after 6 months have elapsed from the date on which the Company notifies the Lessee that the Company has received building permits for Building No.4 (hereinafter called "THE DATE OF THE END OF THE OPTION TO RENT AREA IN BUILDING NO.4"). Where the Lessee has not exercised the option to rent areas in Building No.4 by the end of the option to rent areas of Building No.4, such option shall expire completely and subject to the provisions of Clause 4.1 below the Lessee shall not have any right of any kind to rent additional areas in Building No.4. Where the Lessee has exercised the option to rent areas in Building No.4 in the Park as above, the rent to be paid by the Lessee to the Company shall be identical to that specified in Clause
         14.1.1 below plus 10% (ten per cent). All the other terms of this Leasing Agreement shall apply mutatis mutandis to the contractual arrangements that are the subject of the option to rent areas in Building No.4.

3.10. In the event that during the period in which the option to rent areas in Building No.4 as provided in Clause 3.9 above, is in force, the Company reaches agreement with any third party as to the leasing or sale of all the areas in Building No.4 to such third party, the option to rent areas in Building No.4 that was granted to the Lessee as provided in Clause 3.9 above, shall expire and at the same time the right granted to the Lessee as specified in Clause 4 below shall take effect, so that from the date of the receipt of notice from the Company that it has received such an offer from a third party, the option to rent areas in Building No.,4 shall completely expire and be invalid, and the period of the right granted to the Lessee as specified in Clause 4 below shall commence and come into effect.

4.       THE RIGHT TO RENT AREAS IN BUILDING NO.4.

4.1 The Company hereby grants to the Lessee a right that shall be in force from the date of the end of the option to rent areas in Building No.4 as provided in Clause 3.9 or 3.10 above, until the end of the initial occupation of Building No. 4, by which in so far as the Company makes areas available for lease in Building No.4. to any degree and its discretion, it shall firstly offer them to the Lessee on the terms specified in Clause 3.9 above.

4.2 For the purpose of such right that is hereby granted to the Lessee under Clause 4.1 above, the following provisions shall apply:

         In the event that the Company makes areas available for lease or sale in Building No.4, to any degree at its discretion, and reaches agreement with any third party, subject to the right hereby granted to the Lessee, to rent or sell such areas to such third party, the Company shall offer to lease such areas, before concluding a transaction with such third party, to the Lessee, being the same amount of area as has been agreed with such third party, in accordance with the terms specified in Clause 3.9 above. If the Lessee is interested in renting such areas from the Company on the terms specified in the said Clause 3.9, the Lessee shall give notice thereof to the Company within 14 business days from the date on which it received the Company's offer to lease such above mentioned areas. In the event that the Lessee notifies the Company that it does not wish to lease the said areas on the terms specified in the said Clause 3.9, or if no notice at all is given to the Company and the said period of 14 business days has elapsed, the Lessee shall be deemed to have waived its right to rent the said areas on the said terms, and in such event the Company shall be entitled to lease or sell the said areas to any third party.

         It is agreed and made clear that the rights granted to the Lessee under Clauses 3.9, 10, 3 and 4 above in connection with Building No.4, are subject to the option for an increase in the area of the demised premises being fully exercised, namely an increase in the area of the demised premises to 12,000 metres in Building No.2.

5.       THE ROOF OF THE BUILDING.

         The Lessee may notify the Company up until the stage of the conclusion of the construction of the main frame of the building as provided in the specification, of its wish for the roof of the building to be tiled. Where the Tenant gives such notice. the Company shall undertake the tiling of the roof and the Lessee shall reimburse the Company for the cost of doing so.

6.       RENTAL OF PARKING AREAS.

6.1 The parties hereby agree that for every 20 metres of construction in the area of the demised premises as determined by the surveyor as above the Company shall rent 1 standard parking place to the Lessee, this being for the letting period as specified in Clause 8 below.

6.2 The Company shall on the delivery date allocate to the Lessee 200 specific and marked parking spaces in the underground parking area in the basement of the building, and a further 175 parking spaces shall be allocated to the Lessee in the main parking area in the Park, which shall be bordered of and closed by mechanical and/or electrical and/or other means, all as is marked on the plan APPENDIX A to this Lease, within 30 days from the date of the signing of this Lease Agreement.

6.3 The Lessee shall be entitled to notify the Company from time to time, but no later than 1.1.2003 of its wish to increase the number of parking areas that are allocated for its use, by giving written notice thereof to the Company 30 days in advance. Such notice shall specify the number of original additional parking spaces and the number of additional parking spaces in the main car park of the Park that the Lessee wishes to rent, so that in any event the number of parking spaces that are allocated to the Lessee shall not exceed a total of 600 parking spaces. Where such notice is given to the Company, it shall allocate to the Lessee, within 30 days from the date of giving of such notice the amount of parking spaces specified in the notice. The Lessee shall pay the Company for rent of the additional parking spaces the rent for the original parking spaces and for the parking spaces in the main car park of the Park, as in Clause 6.4 below. It is to be clear that the Company shall be entitled to allocate such additional parking spaces anywhere that it sees fit, according to its own requirements and at its sole discretion, and in so far as this is possible in the vicinity of the Building.

6.4 In consideration of the parking spaces allocated to it in the underground car park in the basements of the building, the Lessee shall pay the Company a rent of $65 (sixty five US dollars) per month for each parking space, plus lawfully chargeable VAT.

         In consideration of the parking areas allocated to it in the main car park in the Park the Lessee shall pay the Company the rent of $50 (50 US dollars) per month for each parking space, plus lawfully chargeable VAT.

         The provisions of Clauses 14-16 mutatis mutandis, shall apply to the conditions of payment of rent for the parking spaces including the matter of the date and manner of payment and linkage thereof to the Index.

6.5 The Company undertakes to mark and border the parking spaces that are leased to the Lessee in the main car park, so that they can be distinguished from the remainder of the parking spaces in the main car park in the Park.

7.       THE PURPOSE OF THE LETTING.

         The purpose of the letting is the planning, development, and the clean manufacture and sale (not retail) of products in the field of radio communications, administration of the Lessee's offices and its business in the high tech field and activities ancillary thereto, and in similar fields but not necessarily only identical to those above mentioned.

         The Company declares that the provisions of the Town Building Plan indicated in Clause 2.4 above permits the uses that are specified in the definition of the purpose of the letting as above. The Company further undertakes to sign any document that the Lessee may require for the purpose of obtaining licenses and/or approvals and/or permits for the purpose of conducting its business at the demised premises provided that nothing therein contained shall prejudice the rights of the Company under this lease agreement and/or shall impose any liabilities whatsoever on the Company in contravention of this Lease Agreement and/or any financial liability.

8.       THE LETTING PERIOD.

8.1 The Lease under this Lease Agreement is for a period of 4 years, which shall commence on the delivery date as specified in Clause 12. Notwithstanding the foregoing it is agreed that in the event that the Lessee exercises the option for an increase in the area of the demised premises as provided in Clause 3.4 above prior to 1.1.2001, the counting of the said 4 years under this Clause shall start to run again from the date of the delivery of the additional areas that are the subject of the exercise thereof as aforesaid by the Lessee and from the delivery date, and the letting period shall be deemed to have recommenced from the date of the delivery of the said additional areas (hereinafter called "THE LETTING PERIOD"). It is to be clear that nothing by virtue of the foregoing shall derogate from any of the parties obligations under this Lease Agreement in relation to the first years letting that is to commence on the above mentioned delivery date.

8.2 The Lessee is hereby granted the right to extend the letting period for an additional period of 4 years (hereinafter called "THE ADDITIONAL LETTING PERIOD"), commencing from the expiration of the letting period, this being solely by means of previous written notice that shall be given to the Company at least 180 days prior to the expiration of the letting period, and provided that the Lessee has complied with all its obligations under this Lease Agreement.

8.3 Where the Lessee has exercised its said right to the additional letting period, the Lessee shall be granted the right to extend the additional letting period for a further period of 4 years (hereinafter called "THE SECOND ADDITIONAL LETTING PERIOD"), commencing from the expiration of the additional letting period, this being solely by means of previous written notice that shall be given to the Company at least 180 days prior to the expiration of the additional letting period and provided that the Lessee has complied with all its obligations under this Lease Agreement.

8.4 Where the Lessee has exercised its said right to the second additional letting period, the Lessee shall be granted the right to extend the additional letting period for a further period of 4 years (hereinafter called "THE THIRD ADDITIONAL LETTING PERIOD"), commencing from the expiration of the second additional letting period, this being solely by means of previous written notice that shall be given to the Company at least 180 days prior to the expiration of the second additional letting period and provided that the Lessee has complied with all its obligations under this Lease Agreement.

8.5 Where the Lessee has exercised its said right to the third additional letting period, the Lessee shall be granted the right to extend the third additional letting period for a further period of 4 years (hereinafter called "THE FOURTH ADDITIONAL LETTING PERIOD"), commencing from the expiration of the third additional letting period, this being solely by means of previous written notice that shall be given to the Company at least 180 days prior to the expiration of the third additional letting period and provided that the Lessee has complied with all its obligations under this Lease Agreement.

8.6 Where the Lessee has exercised its said right to the fourth additional letting period, the Lessee shall be granted the right to extend the fourth additional letting period for a further period of 4 years (hereinafter called "THE FIFTH ADDITIONAL LETTING PERIOD"), commencing from the expiration of the fourth additional letting period, this being solely by means of previous written notice that shall be given to the Company at least 180 days prior to the expiration of the fourth additional letting period and provided that the Lessee has complied with all its obligations under this Lease Agreement.

8.7 In any event, and notwithstanding all the provisions of this Lease Agreement, the total letting period shall not be extended in excess of 25 (twenty five) years less 1 day.

8.8 In relation to the additional letting period (in so far as there is one) and relation to the second additional letting period (in so far as there is one), in relation to the third additional letting period (in so far as there is one) and in relation to the fourth additional letting period (in so far as there is one) and relation to the fifth additional letting period (in so far as there is one), all the provisions of this Lease Agreement shall apply, mutatis mutandis, except for the question of the rent as specified in Clause 14 below.

8.9 Upon the expiration of the letting period as defined in clause 8.1 above, and so far as the letting has been extended in accordance with any of the notices in Clause 8.2 to 8.5 above, the Lessee shall have the right to terminate this Lease Agreement earlier, this being solely by giving previous written notice of at least 18 (eighteen) months in advance. Where the Lessee gives such notice in this sub-clause, the letting under this Lease Agreement shall terminate after the expiration of 18 months from the date of the receipt of such notice by the Company and all the provisions of this Lease Agreement concerning the termination of the letting, the vacation of the demised premises etc. shall apply.

9.       INAPPLICABILITY OF THE TENANTS PROTECTION LAWS.

         It is hereby agreed between the parties as follows:

9.1 The letting, the lessee and the demised premises do not have the protection of the Tenancy Protection Law and/or the Provisions of any other law. existing or that may be enacted in the future, that affords protection an any way what so ever to a tenant or occupant, and such laws, amendments thereto and regulations and/or orders made and/or to be made by virtue thereof do not and shall not apply to the demised premises and to the letting under this Lease Agreement.

9.2 The building constitutes a new building the construction whereof was completed after 5, and it follows that on 20.8.68 no tenant was entitled to possession of the demised premises; the demised premises is a new property within the meaning of such expression in Section 14 (a) of the Tenants Protection Law and the Lessee has not been asked to pay and has not paid key money to the Company or made any other payment that are likely to be considered to be key money.

9.3 By reason by the fact that the demised premises and the letting under this Lease Agreement are not protected under The Tenants Protection Law, then at the time of the vacation of the demised premises - whether this is as a result of the expiration of the letting period or as a result of the cessation thereof, for any reason whatsoever - the Lessee shall not be entitled to receive from the Company and/or from any other party any payment of consideration whatsoever for vacating the demised premises, whether as key money, as payment for additions and improvements and whether for any other reason.

10.      MANAGEMENT CONTRACT.

         Together with this Lease Agreement and as an integral part thereof the Lessee shall sign the Management Contract that is attached to this Lease Agreement as APPENDIX B (hereinafter and hereinbefore called "THE MANAGEMENT CONTRACT".)

11.      THE TECHNICAL SPECIFICATION.

         The Company shall erect the demised premises in accordance with the Technical Specification that is attached hereto as APPENDIX C for this Lease Agreement (hereinafter called "THE SPECIFICATION"). It is to be clear that in so far as any contradiction shall arise between the provisions of this Lease Agreement and the provisions of the specification, the provisions of the specification shall prevail.

                    SECOND CHAPTER - DELIVERY OF POSSESSION.

12.      DELIVERY OF POSSESSION OF THE DEMISED PREMISES.

12.1 On 1.1.2001 the Company shall deliver possession of the demised premises to the Lessee ready for use and constructed as provided in this Lease Agreement and in accordance with the technical specification (Appendix C) (hereinafter called "THE DELIVERY DATE"). The Company's said obligation is conditional on the Lessee for its part fulfilling each of the obligations that it is bound to fulfil under the provisions of this Lease Agreement BEFORE receiving possession of the demised premises. Notwithstanding the foregoing, the Company shall be entitled to bring forward the delivery date by a period of up to 2 months, by giving written notice to the Lessee, to be given 30 days in advance, and with effect from such notice by the Company, the advanced date shall be deemed to be the delivery date for all intents and purposes.

         It is to be clear that the demised premises shall be considered as being fit for delivery to the Lessee as above when it is fit for use by the Lessee, as provided in the specification and it is connected to the permanent water and electricity systems, and is ready for connection to "Bezek". The Lessee undertakes to attend at the demised premises on the delivery date in order to receive possession of the demised premises.

12.2 60 days prior to the delivery date and pursuant to a written notice that the Company shall give to the Lessee at least 14 days in advance, the Lessee shall be invited to the demised premises for the purpose of inspection thereof (hereinafter called "THE INSPECTION DATE"). On the inspection date the demised premises is to be inspected by the Lessee, who shall confirm the condition of the demised premises to the Company and the verification of the specification in a record that the parties shall prepare on the inspection date (hereinafter called "THE DEMISED PREMISES INSPECTION RECORD"). Where the Lessee considers that the demised premises does not conform to the specification and/or that any works have not been completed and/or had not been executed as agreed, such deficiencies shall be recorded in the demised premises inspection record. Where in the demised premises inspection record the Lessee has indicated that in its opinion, the condition of the demised premises does not conform with the specification, the inspector and an engineer representing the Lessee shall examine such claims within 7 days and if it is found that there is substance in such claims, or in some of them, the Company shall repair what ever requires to be repaired as quickly as possible. Where disputes arise between the inspector and the engineer representing the Lessee, an engineer arbitrator shall be appointed by agreement between the parties within 3 days, and if the parties have not agreed on the appointment of an engineer arbitrator he shall be appointed by the Chairman of the Engineers Association within 7 days, from application being made to him by the parties and the engineer arbitrator shall decide the dispute within 7 days from the reference of the same to him, by one of the parties, and his decision shall be conclusive and binding on the parties. It is agreed that repairs and/or inconsistencies in the specification that do not prevent the Lessee from reasonable use of the demised premises, and which have been indicated in the demised premises inspection record, shall not constitute a cause of the postponement of the delivery date, provided that the non- connection of the demised premises to the permanent water and electricity systems shall constitute a cause for the Lessee to postpone the delivery date, and to exercise the same by receiving agreed compensation as specified in Clause 13.3 below.

12.3 On the delivery date the parties shall sign a record in which the delivery of the demised premises to the Lessee shall be indicated (hereinafter called "THE DELIVERY RECORD"). The signature by both parties of the delivery record and the delivery of keys of the demised premises to the Lessee shall constitute evidence of the fact that the Lessee has received the demised premises duly complete and finished in accordance with this Lease Agreement and that safe for the details specified in the demised premises inspection record, if any, the Lessee has no claim or action against the Company in relation thereto.

12.4 Notwithstanding that for any reason, the Lessee has not attended at the demised premises on the delivery date and as a result did not receive possession of the demised premises on the due date, or that the Lessee did attend and refused to accept possession of the demised premises contrary to the provisions of this Lease Agreement, the demised premises shall for all intends and purposes be deemed to have been delivered on the delivery date, and the obligations under this Lease Agreement shall apply to the Lessee and shall be applicable with effect from the delivery date, including the matter of the performance of the Lessee's obligations to make payments (including those by virtue of the management contract), responsibility for the condition of the demised premises, the maintenance thereof

12.5. The Lessee shall be entitled to enter the demised premises for the purpose of carrying out the works that the Lessee requires for its entry into the demised premises , or being subject to and in accordance with Clause 12 F of the specification.

12.6 For the avoidance of doubt it is hereby made clear that prior to the delivery of possession of the demised premises to the Lessee, the Lessee shall be deemed to be in occupation of the demised premises for any purpose included in the framework of the execution of works in accordance with Clause 12.5 solely as a licensee and without having any right of possession. In addition it is to be clear that the provisions of the 5th 6th and 7th Chapters of this Lease Agreement that relate to the liability for damage, the prevention of nuisances and the insurance of the demised premises shall also fully apply to the period from the Lessee's entry to complete the works that it requires under Clause 12.5 above, and until the delivery date.

12.7 For the avoidance of doubt, it is hereby made clear that prior to the date of delivery of possession of the demised premises to the Lessee the Lessee shall be deemed for any purpose under which it occupies the demised premises, to be solely a licensee and without any right of possession.

13.      POSTPONEMENT OF THE DELIVERY DATE.

13.1 If as a result of factors that are not dependent on the Company or over which the Company has no control, including omissions on the part of the Lessee in connection with the implementation and execution of items in the specification as in the form thereof on the date of the signing of this Lease Agreement and/or by reason of works that the Lessee is to carry out as provided in Clause 12.5 above and/or if as a result of force majeure, there is an interruption in construction or there is a delay in the completion of the demised premises, the delivery date shall be postponed for such reasonable period that is necessary by reason of such interruption or such delay, provided that the Company has before the due date taken reasonable steps to avoid or reduce such delay in the delivery of the demised premises as a result of one of the above mentioned reasons.

         It is to be clear, that a delay in receipt of building permits and/or financial demands made on the Company by the competent authorities shall not come within the bounds of the circumstances specified in this sub-clause.

         For the avoidance of doubt it is hereby expressly declared that where there has been an extension as provided in this paragraph the Lessee shall not be entitled to reductions in the rent or the payment of compensation and/or any expenses whatsoever.

13.2 Notwithstanding the provisions of this Lease Agreement, a delay in the completion of the demised premises and the delivery thereof to the Lessee, for any reason at all, that does not exceed 30 days, and a delay that arises for the reasons specified in Clause 13.1 above, shall not constitute a breach of the Company's obligations in this Lease Agreement, and the Lessee shall not be entitled to any remedy and in any event shall not be entitled to allege any form of breach of the Company's obligations in connection with the delivery date and the number of days of such breach.

13.3     A delay in completing delivery that is not in accordance with clauses
         13.1 and 13.2 above, shall entitle the Lessee to agreed compensation as follows:

13.3.1 A sum equivalent to 1 days rent for the demised premises namely - $4000 (four thousand US dollars) for each days delay.

13.3.2 A sum equivalent to 1 days rent for the demised premises plus 10% (ten per cent) namely $4400 (four thousand four hundred US dollars) for each days delay, where the Lessee has entered into an alternative Lease Agreement as a result of such delay in completion of delivery and has relocated to an alternative site for the period of the delay in the implementation of the Agreement.

         Where the delay in completion of delivery continues as specified in sub-clause 13.3. hereof, for a period that exceeds 8 months, the Lessee shall have the right in addition to any other remedy and/or relief under any law, to rescind this Lease Agreement to terminate it.


13.4 It is hereby agreed and made clear that the delivery date for possession has been determined by the parties taking into account and on the basis of the specification and of the works involved in completing the demised premises in accordance thereto. Accordingly, in any case in which changes in the specification occur on a date after the signing of this Lease Agreement, the delivery date shall be postponed by the period that is reasonable necessary by virtue of such change in the specification and the Company shall not be liable to pay the agreed compensation as provided in Clause 13.3 above. The period of such postponement shall be determined by the inspector and the Lessee's engineers, and in the absence of agreement an engineer arbitrator shall be appointed within 3 days by mutual consent of the parties, and if the parties have not reached agreement the engineer arbitrator shall be appointed by the Chairman of the Engineers Association within 7 days after one of the parties has referred the matter to him, and the engineer arbitrator shall decide the dispute within 7 days from the reference to him by one of the parties, and his decision shall be conclusive and binding on the parties.

13.5 All the provisions that are specified in this Clause in relation to the postponement of the delivery date of possession shall also apply, mutatis mutandis, to the dates for the exercise of the option for increasing the area of the demised premises, as specified in Clause 3.4 above. For the avoidance of doubt, it is hereby made clear that the exercise of the option referred to in this sub-clause, by the Lessee, shall not constitute a ground for the postponement of the date of the delivery of possession of the first 7,500 metres in the building.

                       THIRD CHAPTER - THE CONSIDERATION.

14.      THE RENT.

         The parties hereby agree as follows:

14.1 For the letting of the demised premises under this Lease Agreement for the letting period the Lessee shall pay rent to the Company as follows:

14.1.1 A sum in NIS equivalent to $13 (thirteen US dollars) per month for every metre of the area of the demised premises that does not include the area of the warehouses, in accordance with the manner in which the area of the demised premises is calculated as above.

14.1.2 Where the finishing works have not been completed in the area of the warehouses as specified in the specification, namely for each metre of warehouse area that is marked in the colour _____ on the plan attached hereto as APPENDIX A to this Lease Agreement (hereinafter called "THE WAREHOUSES") the Lessee shall pay as follows:

14.1.2.1 With effect from the delivery date until the end of the first two years of the letting period, a rent equivalent to $7 (seven US dollars) per metre per month.

14.1.2.2 With effect from the end of the first two years of the letting period and the continuation thereafter of the letting period as defined above, a rent equivalent to $9 (nine US dollars) per metre per month.

         Where the finishing works to the warehouse area has been completed as specified in the specification, then for each metre of the warehouse area, the Lessee shall pay as follows:

14.1.3.1 With effect from delivery date and until the end of the first two years of the letting period a rent equivalent to $9 (nine US dollars) per metre per month.

14.1.3.2 With effect from the end of the first two years of the letting period and the continuation thereafter of the letting period as defined above, a rent equivalent a $11 (eleven US dollars) per metre per month.

         The rents referred to in sub-clause 14.1.1 above together with those in respect of the warehouses referred to in sub-clause 14.1.2 or in sub-clause 14.1.3 above, shall be hereinbefore and hereinafter in this Lease Agreement called "THE RENT".

14.2 It is agreed, that if the Company has not complied with its obligations specified in Clauses 32.1 and 33.1 34.1.1, 35 and 35.2 below, and under the conditions specified in Clauses 32.2, 33.2, 34.2, 35.3, below the rent shall be reduced by a total amount that shall not exceed $15 (one and a half US dollars) all as specified in the sixth chapter of this Lease Agreement.

14.3 The rent shall be translated into NIS at the representative rate of the dollar (as defined above), and shall be paid to the Company plus differentials linked to the index as specified below commencing from the date of the signature of this Lease Agreement until the date of actual payment of each of the rental payments.

         The index linked differentials that are to be added or subtracted from the rent as aforesaid, shall be calculated in accordance with the following definitions:

         THE BASE INDEX
         The index that was published 15.4.99 and that stood at ____ points.

         THE NEW INDEX.
         The last index that is published, periodically, prior to the date on which the rent is paid.

         LINKAGE DIFFERENTIALS.
         The difference between the new index and the base index, divided by the base index and multiplied by the rent at the above rates.

         The rent as translated into NIS with the addition of or minus the linkage differentials as above is hereinafter called "THE LINKED RENT".

14.4 Where the Lessee has exercised its right to extend the letting period for a additional period, the rent for the further letting period shall be increased by 5%, thus during the additional letting period it shall be of a sum equivalent to 105% of the amounts being paid at the end of the letting period as specified in Clause 14.1 above, and all the remainder of the aforesaid terms shall apply in connection therewith, mutatis mutandis.



14.5 Where the Lessee has exercised its right to extend the letting period for a second additional letting period, the rent for the second additional letting period shall be increased by 5%, thus during the second additional letting period it shall be of a sum equivalent to 105% of the amounts being paid at the end of the letting period as specified in Clause 14.1 above, and all the remainder of the aforesaid terms shall apply in connection therewith, mutatis mutandis.

14.6 Where the Lessee has exercised its right to extend the second letting period for a third additional letting period, the rent for the third additional letting period shall be increased by 5%, thus during the third additional letting period it shall be of a sum equivalent to 105% of the amounts being paid at the end of the second letting period as specified in Clause 14.5 above, and all the remainder of the aforesaid terms shall apply in connection therewith, mutatis mutandis.

14.7 Where the Lessee has exercised its right to extend the third additional letting period for a fourth additional letting period, the rent for the fourth additional letting period shall be determined by the parties by mutual agreement, and in the absence thereof by a valuer who shall be appointed by the Chairman of the Chamber of Valuers within 7 days after one of the parties has referred to matter to him, and all the remainder of the aforesaid terms shall apply in connection therewith, mutatis mutandis.

14.8 Where the Lessee has exercised its right to extend the fourth additional letting period for a fifth additional letting period, the rent for the fifth additional letting period shall be determined for the 5th additional letting period by mutual agreement between the parties, and in the absence of such agreement, by a valuer who shall be appointed by mutual agreement between the parties and in the absence of such agreement such valuer shall be appointed by a Chairman of the Chamber of Valuers within 7 days from a reference to him by one of the parties and all the other above mentioned conditions shall apply in connection therewith mutatis mutandis.

14.9 The provisions of sub-clause 14.2 - 14.8 above shall also apply, mutatis mutandis, to the rent that the Lessee is to pay for the rental of the car park spaces as specified in Clause 6.3 above.

15.      THE MANNER OF THE PAYMENT OF THE RENT.

15.1 The Lessee shall pay the rent for the demised premises and for the car parking to the Company every 3 months during the letting period, additional letting period (if there is one), the second additional letting period (if there is one), the third additional letting period (if there is one) and the fourth additional letting period (if there is one), and the fifth additional letting period (if there is one), in advance, on the first day of the first month of each of the said 3 monthly periods.

15.2 It is agreed that the rent for the demised premises and for the car parking areas for the first 3 months of the letting period, shall be paid by the Lessee to the Company on the date of the delivery of possession under this Lease Agreement.

15.3 VAT lawfully chargeable on the date of payment shall be added to each of the payments specified in this Clause, and shall be paid to the Company at the same time as the aforesaid payments of rent are made, in post-dated cheques whose date of payment shall in each case be one day prior to the date for compulsory payment of VAT by the Company and against a tax invoice receipt.

16.      CHARGE OF THE COMPANIES RIGHTS UNDER THIS LEASE, TO A BANK.

         The Company has charged and assigned, by assignment by way of charge to Bank Hapoalim Ltd (hereinafter called "THE BANK") all its rights in relation to the Lessee under this Lease Agreement, and hereby gives the Lessee an irrevocable instruction to pay the rent and make any other payments that are or are to become due to the Company from the Lessee under this Agreement to a special account the number of which is 421006 at Balfour Branch, (branch No.527) of the Bank. The signature of the Lessee on this Lease Agreement constitutes an undertaking on his behalf to act as aforesaid in accordance therewith, the Lessee hereby undertakes that it will pay to such special account those payments for which it is liable under the provisions of this Agreement.

                     FOURTH CHAPTER - ADDITIONAL PAYMENTS BY THE LESSEE.

17.      THE OBLIGATION TO PAY.

         In addition to the rent that the Lessee is liable to pay to the Company under this Agreement, the Lessee hereby undertakes to pay the Company and/or the competent authorities, as applicable the payments that are specified below in this Chapter.

18.      TAXES.

         The Lessee hereby undertakes to pay to the Governmental and Municipal
         Authorities:

18.1 Commencing from the date of the delivery of possession of the demised premises, all fees, levies, municipal taxes, taxes and other compulsory payments, whether governmental or municipal that are imposed and/or maybe imposed in the future on a Lessee and/or occupier of the demised premises, whether for the demised premises itself or for the use thereof, and also whether for the parking spaces that the Lessee has rented under this Agreement and for the use thereof.

18.2 Commencing from the date of the delivery of the demised premises as provided in Clauses 12 and 13 above, all fees, levies, municipal taxes, taxes and other compulsory payments, whether governmental or municipal, that are imposed and/or may be imposed in the future or the business being conducted by the Lessee at the demised premises, including - but without derogating from the generality of the foregoing, the fee for a business license, sign board tax, business tax etc.

19.      TELEPHONE, ELECTRICITY, WATER AND MAINTENANCE.

19.1 The Lessee shall pay all the costs of using the telephone direct to the telephone company, all according to the reading on the metre that the telephone company is to install at the demised premises.

19.2 The Lessee shall pay all the costs of consumption of electricity at the demised premises direct to the Electricity Corporation, all according to the reading of the separate meter that is to be installed in the demised premises.

19.3 The Lessee shall pay all the costs of the consumption of water at the demised premises direct to the competent authority, all according to the reading of the separate water meter that is to be installed in the demised premises.

19.4 The Lessee shall pay the Company all the expenses and payments that are specified in the Management Contract.

                    FIFTH CHAPTER. THE LESSEE'S LIABILITIES.

20.      THE LESSEE'S LIABILITY TO MAKE THE PAYMENTS.

         The Lessee undertakes to pay the rent in full to the Company and to make all the other payments that he is bound to pay under this Lease Agreement, whether or not it has made use of the demised premises, all being subject to the provisions of this Lease Agreement. The Lessee shall not be entitled to and shall precluded from raising any claim against the absolute liability to pay the rent to the Company under this Lease Agreement.

21.      RESTRICTION ON THE USE OF THE DEMISED PREMISES.

21.1 The Lessee shall not be entitled to install dining rooms, kitchens etc. the demised premises unless it obtains the previous written approval thereto the Company, and if such approval is given the Lessee shall be bound to act solely in conformity with the conditions that are prescribed in such approval in so far as this is the case.

21.2 The Lessee undertakes to comply with the rules of the Operational Code in the form to be provided by the Company and/or the Management Company in accordance with and subject to the provisions of this Lease Agreement and the Management Contract, and in any event without this making the Lessee liable for further financial charges beyond what is provided in this Lease Agreement and so as not to detract from the ability of the Lessee to use the demised premises for its purposes. The operating code is to be attached as APPENDIX B to this Agreement.

22.      SIGNBOARDS.

         The Lessee undertakes to conform to the rules in the Code for the fixture of signboards that is attached as APPENDIX E to this Agreement.

23.      COMPLIANCE WITH LAWS.

         The parties will strictly observe and comply with the provisions of the Law in connection with the demised premises and the use thereof. Included in the foregoing, the Lessee undertakes to comply with all laws, regulations, and municipal by-laws, and requirements of any competent authority that apply and/or that may apply to the demised premises, the use thereof and to the Lessee's business and activities of any kind at the demised premises, during the letting period and/or the additional letting period (if there is one) and/or the second additional letting period (if there is one) and/or the third additional letting period (if there is one) and/or the fourth additional letting period (if there is one) and/or the fifth additional letting period (if there is one).

24       SEWAGE.
         The Lessee hereby undertakes not to discharge into the drainage system and not to cause to be discharged into it, sewage that by the contents thereof does not conform to the Ministry of Health's regulations concerning the same.

25.      THE BUILDING'S SYSTEMS.

         For the avoidance of doubt it is hereby expressly made clear:

25.1 The Lessee shall be entitled to deal with the air-conditioning installations, elevators, and including any electro- mechanical systems (hereinafter called "THE BUILDING'S SYSTEMS") in the demised premises, to maintain and/or repair them only through qualified professional persons and experts in the building's systems, and only in accordance with its obligations as provided in the Management Contract and in accordance with the Manufacturers instructions and/or those of the suppliers and/or the providers of the relevant services, including non conformity with the operating manuals etc. and instructions concerning the building's systems.

         For the avoidance of doubt it is to be clear that the amounts that are paid by the Lessee under sub-clause 6.2 of the Management Contract, shall be used in the replacement of the building's systems, where the need for such replacements arises from wear and tear as a result of reasonable usage.

25.2 The Company shall transfer all warranty certificates concerning the building's systems, to the Lessee, without this derogating from the Lessee's liability as provided in this Lease Agreement.

25.3 Where the Lessee has committed a breach of the provisions of a sub-clause 25.1 above and as a result any damage has been caused to the building's systems, the Lessee shall bear the entire costs of repairing such damage, and shall not entitled to any reduction whatsoever in the rent even where any of such of the building's systems shall have stopped working for any period of time.

25.4 In the event that the demised premises as leased to the Lessee, or any part thereof, is not air-conditioned, the Lessee shall not be entitled itself to connect in any form whatsoever to an air-conditioning system, until having received the written approval of the Company, who shall not unreasonably object , and in any event subject to the fact that such air-conditioning installations shall be visible, shall not damage the external fascia of the building, and that their installation and maintenance shall be contrary to the provisions of any law including provisions that concern the quality of the environment.

25.5 The Lessee shall not in any case be entitled to install air-conditioning units in the walls and/or the windows of the demised premises.

25.6 A breach of the provisions of this Clause shall be deemed to be a fundamental breach of this Lease Agreement and will entitle the Company to any remedies that may be available to it as a result of a breach as aforesaid under this Lease Agreement and under any law.

26.      RESTRICTIONS ON THE USE OF AREAS OUTSIDE THE DEMISED PREMISES.

         The Lessee hereby undertakes not to keep any materials, tools, equipment, products, stock and any other chattels outside the demised premises and the Lessee shall not be entitled to use an area and/or any part of the building and/or the Park other than the demised premises, for any purpose whatsoever safe for the use of the means of access to the demised premises.

         It is hereby agreed as follows:

26.1 If not withstanding the provisions of this Clause any goods belonging to the Lessee are found outside the demised premises and have not been removed by the Lessee in accordance with an initial demand by the Company, the Company shall be entitled - but not obliged - to remove such goods and chattels from the building and/or from the Park at the Lessee's expense, without being in any way responsible for the safekeeping thereof.

26.2 The non exercise of the Company's rights under sub-Clause 26.1 above shall not be deemed to be agreement on its part to such goods and chattels being kept outside the demised premises, and nothing thereby shall give the Lessee the right to add to and to keep goods and chattels there and nothing shall thereby preclude the Company from taking any proceedings that it may be entitled to take under any law and/or under this Agreement.

27.      PUBLIC AREAS AND COMMON PROPERTIES.

27.1 It is hereby agreed and declared that the public areas and the common property in the Park (as exclusively determined by the Company and marked in the colour __ on the plan APPENDIX A. to this Lease Agreement) including the roadways and walkways, gardens, lawns etc. and the public areas and common property in the building (if any) shall remain in the exclusive possession of the Company, and the Lessee shall have no rights of any kind in relation to such areas.

27.2 The Lessee shall not be entitled to make an use of the public areas in the Park and/or in the building (if any) and/or any of the areas outside the demised premises other than for the purpose for which areas are designated.

27.3 The Lessee shall be entitled to make use of the common property (as this expression is defined in clause 2.1 of the Management contract and solely in accordance with the objects and/or purposes and/or uses for which the common property is designated by law and by the provisions of this Lease agreement and the Management Agreement. The Company shall be entitled from time to time, at its sole discretion, to permit any third party to use any particular part of the common property, for purposes that serve the object of the Park, and to enter into contractual arrangements with any third party in any transaction in connection therewith.

27.4 Without derogating from the generality of the foregoing, it is hereby agreed and declared that the Company shall be entitled to collect separate payment for the use of leisure facilities that are to be constructed in the Park (if any are constructed), such as a swimming pool, gymnasium, health club, sports pitches etc. Payment for the use of such leisure facilities is not included in the rent under this Lease Agreement or in the service charges under the Management Contract, and the Company shall be entitled to require payment for the use of such leisure facilities, whether for each use of the leisure facilities, or whether a one time payment or an annual subscription payment or in any other way that the Company sees fit and at its sole discretion. It is agreed that the leisure facilities shall be at the disposal of the tenants of the Park only, unless it is otherwise agreed by the majority of the Park Tenants.

27.5 Without derogating from the generality of the foregoing, it is agreed and made clear that the services that are included in the Park are as specified in the Appendix "ANCILLARY SERVICES IN THE PARK" that is attached as APPENDIX G to this Agreement.

28.      CLEANING UPKEEP AND REPAIR OF THE DEMISED PREMISES.

28.1 The Lessee hereby undertakes to use the demised premises with reasonable care and to keep the demised premises, and the building and Park clean and to prevent all damage and/or breakdown in the demised premises in the building. Without derogating from the generality of the foregoing. The Lessee undertakes to cause all refuse to be removed from the demised premises and to ensure that such refuse is placed by the Lessee and/or its employees and/or its representatives solely in the places designated for such purpose in the Park area.

28.2 The Lessee shall be bound to repair, immediately at its own expense any damage and/or breakdown that is caused to the demised premises and/or to the building and/or to the Park by the Lessee and/or by its employees and/or those using the demised premises and/or by its representatives (other than breakdowns that are caused as a result of wear and tear arising from normal and reasonable use and/or from defects in the construction of the demised premises).

28.3 If the Lessee does not carry out such repair for which it is liable by virtue of the provisions of sub-clause 28.2 above, the Company shall be entitled - but not obliged - to undertake such repair at the Lessee's expense and the Lessee shall be bound to re-imburse the Company for any sum that it has expended in carrying out such repair plus index linked differentials plus default interest from the date that such expense was incurred by the Company until the actual re-imbursement thereof to the Company. Save for cases of urgent repairs, the Company shall give the Lessee 5 days advance notice of its intention to carry out repairs as provided in this sub-clause.

28.4 The Lessee shall not be bound to repair damage to the demised premises that stem from defective construction in the building. The Company shall repair any damage of such kind that has occurred to the demised premises within a reasonable time, and if the damage is such that it prevents the Lessee from using the demised premises the Company shall repair the said damage within 48 hours from the Lessee's above mentioned notice, all being subject to the Lessee notifying the Company of any damage that has been caused to the demised premises as aforesaid within 3 business days from the time of the discovery thereof. If the Company does not carry out such repairs as provided in this sub-clause on the dates specified above, the Lessee may execute such repairs provided that it notifies the Company of its intention to do so before executing the repairs. Where the Lessee has executed repairs in accordance with the provisions of this sub-clause and subject to the provisions thereof, it shall be entitled to a refund of its expenses on production of lawful tax invoices, and provided that such expenses are no higher than the normal in the market at that time.

28.5 The Lessee shall not be bound to repair damage to the demised premises stemming from warlike activities, earthquakes or other unexpected natural events of nature, or repairs that are the liability of a Vendor under the Sale(Housing) Law 5733 - 1973, as the above mentioned law does not apply to this Lease Agreement and/or to the relationship of the parties to this Lease Agreement.

29.      MAKING CHANGES AND ADDITIONS TO THE DEMISED PREMISES.

29.1 The Lessee shall be entitled to make internal changes in the demised premises provided that in no case shall any changes and/or works of any kind and/or additions and/or renovations be carried out to any parts of the construction of the demised premises, to any of its systems and/or cladding (hereinafter called "THE ADDITION"), without first obtaining the written approval of the Company thereto, apart from the taking of action under clause 28.2 above. The Company shall be entitled - but not bound, at its sole discretion - to approve such addition or part thereof and to impose specific conditions, for the execution thereof, including the matter of insuring the works and the execution thereof and in accordance with the specification and the quantities that are proposed by the Lessee and are approved by the Company and as to the manner of the execution thereof with the minimum of disturbance, if any, to the other occupants of the Park.

29.2 If the Lessee wishes to make use the walls of the demised premises and/or the ceiling and roof system of the demised premises and/or the building and/or other parts of the demised premises and/or the building, for the purpose of connection or loading installations and/or items of any kind that are heavy and that are liable to damage the demised premises and/or the building and/or any of its systems, the Lessee prior to undertaking the same as above mentioned shall obtain the written consent of the Company.

         It is to be clear that the Lessee is prohibited from installing and/or operating aerials and/or any other facility that radiates electro-magnetic waves and/or satellite dishes on the roof and/or walls of the demised premises.

         Notwithstanding the foregoing the Company hereby permits the Lessee to install a number of aerials on the roof of the demised premises this being strictly subject to the Lessee obtaining approvals from the appropriate authorities including approvals from the Ministry of Communications and the Ministry for the Environment and subject to the Lessee's obligation to avoid creating a nuisance as specified in Clause 30 below. It is to be clear that nothing by virtue of the foregoing shall give the Lessee the right to install a multiplicity of aerials on the roof of the building such as on the "Gilat Tikshoret Lavianim" building in Daniv Park, nearby.

29.3 Where the Lessee has, with the approval of the Company as stipulated in sub-clause 29.1 above made any addition to the demised premises, then at the end of the letting period or additional letting period (if there is one) or the second additional letting period (if there is one), or the third additional letting period (if there is one), or the fourth additional letting period (if there is one), or the fifth additional letting period (if there is one), as applicable the Lessee shall be entitled to remove any such addition from the demised premises, on condition that the Lessee restores the demised premises to its former condition. The Lessee shall be entitled to leave the addition at the demised premises. If the addition is left at the demised premises, it shall be the property of the Company without the Company having to make any payments whatsoever for such addition to the Lessee.

29.4 The Company shall be entitled to remove or destroy any addition that has been made by the Lessee in contravention of the provisions of this Clause, or to restore the demised premises to its previous condition, and the Lessee shall bear any expense incurred by the Company in connection therewith.

29.5 Notwithstanding the provisions of this Clause, the Lessee shall be entitled at any time until the end of the letting period, to dismantle any addition that it has installed in the demised premises by agreement with the Company and following the dismantling thereof to use it and exercise the rights of ownership over it, on condition that the Lessee does not cause any damage to the demised premises by the dismantling of such addition. Notwithstanding the foregoing, it is to be clear that an addition that constitutes a permanent fixture to the demised premises shall not be dismantled, unless the previous written consent thereto has been received by the Company.

30.      PREVENTION OF NUISANCE.

         The Lessee shall avoid creating any nuisance under any law, including an undertaking by the Lessee not to create loud noise, smells and shocks that are liable to disturb other occupants of the Park and/or visitors the Park.

         In any case of a breach of the provisions of this Clause the Lessee undertakes to cease such nuisance within 7 days after receiving a letter of demand to do so from the Company. Without derogating from the foregoing and in addition to any other right that the Company has under this Lease Agreement and/or under any law, the Company shall be entitled to carry out any inspection and/or measurement and/or repair and/or such other action as it deems necessary for the purpose of removing such nuisance. All expenses that the Company may incur in taking such action as provided in this sub-clause shall be borne by the Lessee and shall be re-imbursed by the Lessee to the Company plus index linked differentials from the date that such sums were incurred and until they are actually re-imbursed to the Company.

31.      PARK TENANTS.

         The Company undertakes that in any contractual arrangements for the sale of and/or the Lease of areas in the Park there shall be an obligation included on the part of the purchasers and/or the Lessees to refrain from causing nuisance, to act in accordance with the law by complying with the provisions of the City Building Plan that applies or is to apply to the Park.

                   SIXTH CHAPTER - THE COMPANY'S OBLIGATIONS.

32.      ANCILLARY SERVICES IN THE PARK.

32.1 Commencing from the date of delivery of possession as specified in this Agreement a transport service shall be established in the Park from Jabotinsky Street corner with Ha'yitsira Street to the entrance to the Park, this being until a regular public transport service is established to the Park area, the Support Centre and the area of the demised premises to the Kindergarten.

32.2 If there is any delay in the implementation of the items that are indicated in sib-clauses 32.1, the Lessee shall be entitled to a reduction of $0.375 (thirty seven and a half cents US) per meter per month of the demised premises area, in accordance with manner in which the demised premises area is calculated under this agreement throughout the period of such delay in the implementation of the above mentioned items. Upon the completion of the commitment to implement the items indicated in clause 32.1, such rent reduction as above shall completely cease.

33.      HEALTH AND SPORTS CLUB.

33.1 Commencing from the date of delivery of possession as specified in this Lease Agreement a Health and Sports Club (hereinafter called "SPA") shall operate in the Park area in accordance with the initial Spa plan, Appendix K.

33.2 If there is any delay in the operation of the Spa as specified in sub-clause 33.1, the Lessee shall be entitled to a reduction of $0.375 (thirty seven and a half cents US) per meter per month of the demised premises area, in accordance with manner in which the demised premises area is calculated under this agreement throughout the period of such delay in the operation of the Spa. Upon the completion of the commitment to operate the Spa, such rent reduction as above shall completely cease.

34.      ACCESS ROAD TO THE PARK.

34.1 The Company undertakes that on the delivery date as specified in this Agreement, it will permit vehicle access to the building from the Geha Road, in accordance with the plan that is attached hereto as the first schedule to Appendix G.

34.2 If there is any delay in the provision of access as specified in sub-clause 34.1, the Lessee shall be entitled to a reduction of $0.375 (thirty seven and a half cents US) per meter per month of the demised premises area, in accordance with manner in which the demised premises area is calculated under this agreement throughout the period of such delay in the provision of the above mentioned access. Upon the completion of the commitment to provide such access, such rent reduction as above shall completely cease.

35.      ADDITIONAL CONSTRUCTION IN THE PARK.

35.1 The Company undertakes that within 6 months from the date of the commencement of construction of Building No,2, the construction of the building known as building No.3 in the Park shall commence.(hereinafter called "BUILDING NO. 3")

35.2 The Company undertakes that the construction of building No.4 shall commence within a year and a half from the date of delivery and will conclude within 3 years of the delivery date.

35.3 If there is any delay in the dates specified in sub-clauses 35.1 and/or 35.2, the Lessee shall be entitled to a reduction of $0.375 (thirty seven and a half cents US) per meter per month of the demised premises area, in accordance with manner in which the demised premises area is calculated under this agreement throughout the period of such above mentioned delay. Upon the completion of the commitment by the company to commence and finish the construction as provided in sub-clauses 35.1 and 35.2, such rent reduction as above shall completely cease.

35.4 The reduction of rent as specified above in sub-clauses 32.2, 33.2, 34.2, and 35.3 shall be the sole remedies available to the Lessee for the delays referred to in such sub-clauses.

35.5 It is hereby agreed, that as the purpose of the mechanism for the reduction in the rent as provided in sub-clauses 32.2, 33.2, 34.2 and 35.3, is for the purpose for ensuring that the Company's obligations under clauses 32.1, 33.1, 34.1, 35.1 and 35.2 are carried out, then in any case in which the Company substantially performs any of its aforesaid obligations, the Lessee shall not have the right to an appropriate reduction and the Lessee shall not be entitled to claim such right other than on reasonable grounds. In any case of dispute on the question of whether the Lessee has met the conditions of this Clause, as to the right to a reduction in the rent, this shall be resolved by representatives of the parties, and in the absence of agreement between them within 14 days of such dispute having arisen, a final arbitrator who shall be appointed by mutual agreement between the parties, shall decide the issue and shall give his decision within 7 days from having been appointed as arbitrator.

         If the parties have not agreed on the identity of the said arbitrator, he shall be appointed by the Chairman of the Chamber of Valuers, and shall give his decision within 7 days from the date of his appointment as aforesaid.

                   SEVENTH CHAPTER - LIABILITY AND INSURANCE.

36.      LIABILITY FOR DAMAGE.

36.1 The Lessee shall be liable by law for any loss, injury or damage, of any kind whatsoever, to body and/or all property, that may be sustained by the Company and/or the Management Company (if one is formed) and or to any of their representatives and/or any third parties, including - but without derogating from the generality of the foregoing- to the employees of the Company and/or employees of the Lessee and/or the Lessees' customers and/or to persons visiting the Park, where such loss injury or damage directly and/or indirectly derives from the actions of the Lessee in the demised premises and/or from the state of the demised premises (save as a result of defects of construction in the building) and/or that are caused by and/or because of the equipment and/or furnishings in the demised premises and/or caused during the course of and/or as a result of works carried out at the demised premises and/or by the act and/or omission of the Lessee and/or its employees and/or its users and/or those authorised by it and/or its suppliers and/or any person providing services for the Lessee.

36.2 Without derogating from the provisions of sub-clause 36.1 above and from the Lessee's obligations regarding insurance as provided in Clause 37 below, the Lessee hereby undertakes to take all necessary steps to effect the cancellation of any demand addressed to the Company or to the Management Company and/or any action that is instituted against them in relation to damage for which the Lessee is responsible under sub-clause 36.1 above. The Lessee shall indemnify the Company, immediately upon receipt of initial request to do so, for all damage caused to it and/or to the Management Company for any sum that it has to incur because of such demand and/or claim, including but without derogating from the generality of the foregoing - legal costs and Attorneys fees.

37.      THE LESSEE'S INSURANCE COVER.

37.1 Without derogating from the Lessee's liability under the provisions of this agreement and by law, the Lessee hereby undertakes to effect and maintain, at its expense and throughout the whole of the letting period, or additional letting period (if there is one) or the second additional letting period (if there is one), or the third additional letting period (if there is one), or the fourth additional letting period (if there is one), or the fifth additional letting period (if there is one), the insspecified below (hereinafter together called "THE LESSEE'S INSURANCE COVER"), with a duly lawfully authorised reputable Insurance Company:

         (a) PROPERTY INSURANCE covering the contents of the demised premises and additions and improvements made to it by and/or on behalf of the Lessee (but not those carried out by the Company and at its expense) in their full value, this being for loss or damage that is liable to be caused as a result of fire, smoke, lightening, explosions, earthquake, storm and tempest, flooding , damage from leakage and blocked pipes, impact from aircraft, accidental (impact) damage, riots, strikes, malicious damage, burglary and theft etc.

         Such property insurance shall include a waiver by the insurer of its right of subrogation against the Company and all those working on its behalf for any damage caused by them and also its right of subrogation in relation to the other occupants of the building (if there are any) and in the Park whose insurance cover contains a corresponding clause concerning the waiver of subrogation in relation to the Lessee for any damage caused by the Lessee, and provided always that the foregoing provision concerning a waiver of subrogation shall not apply for the benefit of a person who causes damage with malicious intent.

         (b) THIRD PARTY LIABILITY INSURANCE covering the Lessee's liability for any loss, injury or damage that may be caused to any third party for which the Lessee is liable under the provisions of this Lease Agreement and under any law, to a level of liability that shall not be less than $1,000,000 (one million US dollars) per event and $2,000,000 (two million US dollars) for the annual period of insurance.

         It is to be clear that the above mentioned third party liability insurance shall not be subject to any limitation of liability that arises from fire, explosion, alarm, lifting apparatus, loading and unloading, defective sanitary installations, poisoning, any harmful matter in food and drink, strikes and lockouts and any subrogation claims by the National Insurance Institute.

         The said third party liability insurance shall be extended so as to indemnify the company for its liability for the acts and/or omissions of the Lessee, subject to a cross liability clause by which the insurance shall be deemed to have been effected for each of the insured individuals separately.

         (c) COMPULSORY EMPLOYERS INSURANCE covering the Lessee's liability to its employees for any bodily injury or illness caused to them during the course of and as a result of their employment, to a standard maximum level of liability that is customary in Israel on the date that the insurance is effected and/or renewed.

         The said employers compulsory insurance shall not be subject to any limitation concerning hours of work, work at heights or at depths, contractors, sub contractors and their employees, poisons and baits and youth employment.

         The said compulsory employers insurance shall be extended to indemnify the Company in the event that it shall be considered to be the employer of the Lessee's employees or any of them.

         (d) INSURANCE FOR LOSS OF INCOME (apart from rent), in the full value thereof to the Lessee, for damage caused to the demised premises and/or for its destruction resulting from the insured risks under the Property Insurance in accordance with paragraph (a) of this sub-clause, for a period of indemnity for not less than 12 months.

         The said insurance for loss of income shall include a waiver by the insurer of the right of subrogation in relation to the Company, and also its right of subrogation in relation to other occupants of the building (if there are any) and in the Park whose insurance cover includes a corresponding clause concerning a waiver of the right of subrogation in relation to the Lessee, provided that the foregoing provision concerning waiver of right of subrogation shall not apply for the benefit of a person who caused the damage with malicious intent.

         Notwithstanding the foregoing provision in this clause the Lessee may not purchase the said loss of income insurance provided that the exemption from liability referred to in clause 37 .9 applies as if the insurance has been fully effected.

37.2 If the Lessee considers that it is necessary to effect full and/or additional insurance cover for the Lessee's insurance cover as specified above, the Lessee hereby undertakes to effect and maintain such full and/or additional cover in so far as may be necessary.

         In all additional and/or full insurance cover as aforesaid a clause shall be included concerning the right of subrogation in relation to the Company and to all those working on its behalf as well as in relation to other occupants of the building (if there are any) and in the Park, whose insurance cover includes a corresponding clause relating to a waiver of right of subrogation in relation to the Lessee (concerning property insurance,) and/or the insurance shall be extended to indemnify the Company subject to a cross liability clause (concerning compulsory insurances), as the case may be.

37.3 The Lessee's insurance cover shall contain an express condition whereby it takes precedence over any insurance that is effected by the Company and the insurer waives any rule concerning participation with the Company's insurance. The Lessee's insurance cover shall also include an express condition whereby it will not be cancelled, or reduced unless the Company has been given written notice thereof by the insurer, by registered post, 60 days in advance.

37.4 The Lessee shall furnish the Company, on the delivery date and as a condition for the delivery of possession of the demised premises to the Lessee, with a certificate of insurance by the Lessee signed by the insurer.

37.5 In any case where the Lessee's insurer notifies the Company that the Lessee's insurance cover is about to be reduced or cancelled as provided in Clause 37.3 above, the Lessee undertakes to renew its insurance cover and to produce confirmation of the renewal of such insurance, within 30 days prior to the date of such reduction or cancellation or expiration as aforesaid.

37.6 The Lessee hereby undertakes to comply with all the conditions of the Lessee's insurance cover, to update the sum insured in respect of those insurances that have been effected pursuant to paragraphs A and D of sub-clause 37.1 above, to pay the insurance premiums in full and on the due dates and to ensure that the Lessee's insurance cover is renewed from time to time as necessary, in order that they remain in force throughout the whole of the letting period.

37.7 In the event that the Lessee does not effect and/or maintain the insurance cover as provided in this Clause or any one of such insurances, the Company shall be entitled to - but not obliged - to effect and/or maintain such insurances at the Lessee's expense, and the Lessee shall be bound to reimburse the Company for any sum of money that it incurs for such purpose plus index linkage differentials and interest at a rate identical to that of the default rate of interest referred to in Clause 2 above, such index linkage differentials to be calculated from the date on which the money was spent by the Company until the date of actual reimbursement.

37.8 It is hereby expressly agreed that nothing by virtue of the production of confirmation of the effecting of and maintenance of the lessees insurance cover and its inspection by the Company, or the production of confirmation from the Lessee's insurer to the Company concerning the reduction, cancellation or expiration of the Lessee's insurance cover as aforesaid, shall impose any liability on the Company and'/or its representatives in relation to the effecting of the lessee's insurance cover, its renewal and/or its suitability as specified in this lease agreement, and the Lessee hereby releases the Company and/or any representative thereof from any such liability as aforesaid.

37.9 The Lessee hereby agrees and declares it shall not have any claim and/or demand and/or action in relation to the Company and/or any of its representatives for damage in respect of which it is entitled to an indemnity under the insurance cover effected as specified above or in respect it would have been entitled to an indemnity had it not been for the policy excess specified in such policies of insurance, and the Lessee hereby releases the Company and/or any of its representatives from all liability for such damage. The provisions of this clause is in addition to any other provision in this Lease Agreement concerning the exemption from liability in relation to the Company and all those working on its behalf, and shall not in any event derogate in any way from the other provisions of this Lease Agreement as aforesaid.

38.      THE COMPANY'S INSURANCE COVER

         Without derogating from the Company's liability under this Lease Agreement and by law, hereby undertakes that it will itself and/or through the Management Company, effect and maintain throughout the whole of the letting period the following insurance cover (hereinafter called "THE BUILDINGS INSURANCE") with a legally authorised and reputable Insurance Company:

38.1 Insurance of the structure of the building and its systems and appurtenances, other than any change, improvement, renovation and addition made and/or to be made or done by the Lessee at replacement value, against loss or damage as a result of "extended fire" risks and any other additional risk that in the opinion of the Company, is required. Such insurance shall contain an express condition whereby the insurer waives the right of subrogation in relation to the Lessee and/or its representatives, provided that the matter of waiver of the right of subrogation shall not apply for the benefit of a person who causes malicious damage.

38.2 Insurance against loss of rent and/or service charges for damage sustained by the vendor because of the destruction of the demised premises, as a result of "extended fire" risks in an appropriate amount and for the period of indemnity but not less than 12 months. Such insurance shall contain an express condition whereby the insurer waives the right of subrogation in relation to the Lessee and/or its representatives, provided that the matter of waiver of the right of subrogation shall not apply for the benefit of a person who causes malicious damage.

38.3 THIRD PARTY LIABILITY INSURANCE covering the Company's and/or the Management Company's liability for any loss, injury or damage that may be caused for bodily injury to and/or to the property of any person and /or legal entity in the common areas and/or for the acts and/or omissions of the Company and/or the management company, to a level of liability that shall not be less than $5,000,000 (five million US dollars) per event and per annual period of insurance.

         Such insurance shall not be subject to any limitation of liability that arises from fire, explosion, alarm, lifting apparatus, loading and unloading, defective sanitary installations, poisoning, any harmful matter in food and drink, strikes and lockouts and any claims by the National Insurance Institute. The policy shall be extended to indemnify the Lessee for liability for damage in the common areas and subject to a cross liability clause.

38.4 Compulsory Employers Insurance for the for the liabilities of the Company and/or the Management Company towards its employees to a level of liability which shall not be less than a total of $5,000,000 (five million US dollars) per event and per annual period of insurance

38.5 The Company undertakes that in the event that a management Company is appointed for the building , then in the Agreement that is to be signed between the Company and the Management Company, the Management Company shall undertake to effect and maintain the above mentioned insurance cover.

38.6 The Company declares that it shall not have any claim and/or demand and/or action against the Lessee and/or any of its representatives for damage in respect of which it is entitled to an indemnity or to which it would have been entitled had it not been for the policy excess specified therein, in respect of the insurance cover effected by the Company under Clauses 38.1, 38.2 and 37.2 above, and the company hereby releases the Lessee and/or any of its representatives from all liability for such damage, subject to the fact that in a case in which despite the company being entitled to such indemnity, the Insurance Company does will not indemnify the Company for a reason that is connected with an act and/or omission on the part of the Lessee, in which case the release from liability as provided in this sub-clause, shall not apply and shall not be binding on the Company.

38.7 The Lessee shall be entitled to peruse the policies effected by the Company and/or the Management Company under this Chapter, at such place and at such time as shall be co-ordinated between the parties.

                      EIGHTH CHAPTER - THE COMPANY'S RIGHTS

39.      ENTRY TO THE DEMISED PREMISES

         The Company's employees and its agents shall be entitled to enter the demised premises, at any time, during normal working hours and by prior arrangement with the Lessee, for the purpose of inspection or for the purpose of carrying out repairs and other works that shall be necessary in the opinion of the Company, in the demised premises and/or in the building and/or in the park, as may be required.

         In a case of emergency, the Company and/or its representatives shall be entitled to enter the demised premises without the necessity of obtaining the Lessee's previous consent.

40.      CARRYING OUT WORKS AT THE DEMISED PREMISES

40.1 It is hereby agreed and declared that the Company and/or its representatives are entitled to pass through (or over) the demised premises pipes, ducts, and other conduits for water, sewage, gas, electricity, telephone and/or for any other purpose and to carry out works and/or other repairs to the demised premises that are required for the purpose of completing the construction of the demised premises and/or the building and/or the park, or that are required for the purpose of repairs and/or renovations and/or works that are in the opinion of the Company required to ensure the proper working order of the demised premises and/or the building and/or the park, or for any other similar purpose, and all subject to and provided that :

         (a) The Company uses the powers conferred upon it under this sub-clause in a form and in a manner that does not preclude the Lessee from reasonable use of the demised premises and that reduces the inconvenience and/or disturbance caused to the Lessee as a result thereof as soon as possible

         (b) The Company shall, in all those parts of the demised premises that are affected by the carrying out of the said works, including installations installed in the demised premises that belong to the Company, carry out all such repairs that may be necessary to restore the demised premises to the condition that it was in prior to the said works having been carried out.

         (c) The Company shall co-ordinate the execution of the said works and all that is involved therein with the Lessee, and for such purpose the provisions of Clause 39 above shall apply.

41.      CARRYING OUT OF WORKS IN THE BUILDING AND IN THE PARK

41.1 The Lessee declares that it is aware that the construction of the building and of the park have not yet been completed, and that in the park area there are and will in the future be construction works of additional buildings carried out, including the completion of the construction of the building, and the Lessee hereby expressly waives and claim for inconvenience that is liable to be caused to it as a result of noise, dirt etc. incidental to the execution of such works as aforesaid.

         The Company shall use its best endeavours in order that the execution of the said works shall not unreasonably prejudice the possibility of the Lessee using the demised premises.

41.2 The Company may, at its sole discretion, make an addition to the construction area on the ground, in so far as the town building plan that applies to or is to apply to such land, permits the same, with out the need for previous notice being given to the Lessee or to obtain the Lessee's consent thereto.

         N, the company undertakes not to construct buildings in the main square of the park (bounded by the internal ring road, in accordance with the plan attached hereto as Appendix M), in a manner that materially damages the appearance of the said square. In this connection, the parties agree and declare that construction of building that are designated for welfare, support and leisure, of a low height, are not within the bounds of damage to the appearance of the square and the construction thereof is permissible under the first part of this sub-clause.

         Subject to the foregoing, the Lessee undertakes not to object in any way and not to interfere with the addition such construction areas by the Company.

         Where the Company has exercised its right to add construction areas on the ground as aforesaid, the following provisions shall apply:

         (a) The Lessee declares and undertakes not to prevent in any way, directly or indirectly, and not to submit objections to any plan that may be submitted by the Company for the addition of construction areas on the ground, whether such plan be for the city or it is a plan for building permits or any other plan.

         (b) The Lessee undertakes to remove at its expense any obstacle and/or object and/or installation and/or accessory that belongs to the Lessee and is situated in a place that is designated by the Company for the addition of further construction areas as above mentioned. The Company shall as far as possible ensure that an alternative place is found for the Lessee to place such installations and/or accessories that have been removed as aforesaid.

         (c) The Company undertakes not to exercise the right to add to the construction areas as provided in this sub-clause by way of adding to the areas of construction for the building beyond that of the area of construction planned for the building on the date of the signing of this Lease Agreement (namely between 7500 metres and 12,000 metres subject to the exercise of the option for an increase in the area of the demised premises in the building).

41.3 It is made clear and agreed that subject to the Company's obligations specified in the Appendix ANCILLARY SERVICES IN THE PARK attached hereto as Appendix "G" and subject to the signed development plan for building No.2 (scale 1:250) attached hereto as APPENDIX "I" , the Company shall not be under any duty under this Lease Agreement to fully or partially exercise the existing and/or future building rights in the park land provided that the purposes for which the park was established as specified in Clause 2.3 above, have been realised. The exercise of such rights and construction and building to any extent of additional properties in the park shall be at the sole and absolute discretion of the Company, subject to its obligation for the construction of buildings 3 and 4 in the park, and the Lessee hereby undertakes to refrain from taking any action and/or from any omission that could constitute interference and /or disturbance and/or from delaying in any way the exercise of the Company's rights to do so and/or the taking of any action whatsoever by the Company in accordance with its discretion as above mentioned.

41.4 It is agreed and made clear that for as long as the letting subsists pursuant to this Lease Agreement in relation to the building, the Company shall not be entitled to add additional areas of construction to the building beyond those areas that are the subject of the option for increasing the area of the demised premises, in so far as it is exercised by the Lessee, on the terms thereof, and provided that the foregoing shall not limit in any way whatsoever, the right of the Company to build on the remaining areas of the land and in the park

42.      TRAFFIC AND PARKING ARRANGEMENTS

42.1 The Lessee hereby confirms that it is aware of and agrees that the Company shall be entitled to determine traffic and parking arrangements in the park as it shall see fit, and to collect, commencing from the date that it shall prescribe, payment for parking in the park, whether in the original carparks, in parking lots or in carparks adjacent to the buildings, such payment to be of such amounts and on such conditions as shall be determined from time to time by the Company, at its discretion, provided that this shall not prejudice the rights of the Lessee in relation to the parking areas that are allocated for the Lessee's use and for the use of its visitors in accordance with the provisions of this Lease Agreement.

42.2 The lessee hereby undertakes to comply with all the rules that may be prescribed by the Company regarding traffic and parking in the park and to pay the amounts that the Company prescribed for parking within the area of the Park, if the Lessee wishes to park cars in the park area, as distinguished from those parking places that are designated for the Lessee.

42.3 The Lessee confirms that it is agreed by the Lessee that parking contrary to the signs and/or to the instructions of the person appointed by the Company to supervise the traffic and parking arrangements in the Park shall give the Company the right to have the vehicle towed away at the expense of the vehicle owner and/or the right to impose fines on the vehicle owner and/or the right to take such other steps as shall be published.

                           NINTH CHAPTER - SECURITIES.

43.      BANK GUARANTEE.

43.1 To secure the performance of all its obligations under this Lease Agreement in full and on the due dates, including and without derogating from the generality of the foregoing, to secure payment of the rent and the other payments which the Lessee is liable for under this Lease Agreement, the Lessee undertakes to deposit with the Company, on the signing of this Lease Agreement, an autonomous Bank Guarantee indexed linked in the sum NIS equivalent to $600,000 (six hundred US dollars) namely : NIS 2456.400 (two million four hundred and fifty six thousand new shekels) which shall be in force until it is actually replaced by another indexed linked autonomous Bank Guarantee on the terms specified below, which as provided below, the Lessee undertakes to provide for the Company on the delivery date. On the delivery date the Lessee shall deposit a substitute guarantee as provided at the beginning of this sub-clause, an autonomous index linked Bank Guarantee in an amount NIS equivalent to the rent (including for parking spaces) for 3 months. Such Guarantee shall be renewed from time to time commencing from the delivery date and the amount thereof shall be updated in proportion to the size of the area of the demised premises and/or the extension of the letting period, according to the amount of the rent, that under the provisions of this clause, is to be payable by the Lessee, at that time to the Company. The Guarantee shall be in force until the expiration of 3 months from the date of the end of the letting under this Lease Agreement (hereinafter called "THE GUARANTEE"). The Guarantee shall be in the form as attached to this Lease Agreement as APPENDIX F.

43.2 In any case in which the Lessee has not made any payment that it is bound to make under this Lease Agreement and/or under the Management Contract, on the date fixed for the payment thereof, and/or has not complied with any of the Lessee's obligations towards the Company under the provisions of this Leasing Agreement and the Management Agreement, the Company shall be entitled, but not obliged, after giving 7 days advance written warning, to implement the Guarantee and recover from out of the guarantee sum the amount that was not paid on the due date and/or any other sum that the Lessee is at that time liable for to the Company (plus indexation differentials and late default interest due to the Company in respect thereof, if applicable).

43.3 It is hereby agreed and declared that in no case shall the exercise of the Guarantee as provided in sub-clause 43.2 above derogate from any other remedy that the Company is entitled to against the Lessee for a breach of this Lease Agreement and/or Management Contract under this Agreement and under any law.

         In addition the above mentioned exercise of the Guarantee by the Company shall not confer any right on the Lessee in the demised premises and nothing by virtue thereof shall constitute a waiver or indulgence of any of the company's rights or of the obligations of the Lessee under the provisions of this Lease Agreement and is not a substitute for any of them.

43.4 Where the Company has exercised the Guarantee and has been repaid from the amount of the Guarantee wholly or partially, in the circumstances described above, the Lessee shall be liable to replace the original amount of the Guarantee immediately on receipt of first demand from the Company to do so, by way of production of a new Guarantee, for the period and for the amount of the original Guarantee. Where a new Guarantee has been produced to the Company as aforesaid, the Company shall return the amount of the original Guarantee to the Lessee after deducting from it the amount which has been used as above and by way of set off of the expenses incurred by the Company in connection with the enforcement of the Guarantee.

43.5 The Lessee shall produce to the Company, 30 days prior to the end of the validity of the Guarantee, an original extended Guarantee, on the same terms duly lawfully signed by the Bank that has issued it. Where the Lessee does not extend the Guarantee as required, the Company shall be entitled to enforce the original Guarantee and to hold the amount of the consideration thereof instead of the Guarantee.

43.6 Prior to the commencement of the last letting period or in the additional letting period (if there is one) or in the second additional letting period (if there is one) or in the third additional letting period (if there is one) or in the fourth additional letting period (if there is one) or in the fifth additional letting period (if there is one), the Lessee shall deliver a Guarantee to the Company whose validity shall expire 3 months after the date of the end of the letting under this Lease Agreement, this being to secure the actual performance of all the Lessee's liabilities under this Lease Agreement, including the covering of any debt owed by the Lessee to the Company and including in relation to the end of the letting, including in connection with the vacation of the demised premises by the Lessee at the end of the letting

         It is agreed and made clear that nothing by virtue of the end of the letting under this Lease Agreement and/or the return of the demised premises to the Company's possession shall derogate from the right of the Company to enforce the Guarantee in the manner provided above in relation to the above mentioned period of 3 months. Where the Guarantee has been enforced as above, then after the said period of 3 months has elapsed, the Company shall return the Lessee any sum remaining from the amount of the Guarantee that was enforced, after setting of the amount from which payment was made to the Company and the expenses that the Company incurred in enforcing the Agreement.

43.7 A breach of the provisions of this Clause shall be deemed to be a fundamental breach of the provisions of this Lease Agreement.

                                         TENTH CHAPTER - BREACHES AND REMEDIES.

44.      BREACHES.

         Any party to this Lease Agreement who is in breach of and/or does not comply with any of its obligations under this Lease Agreement shall be bound to compensate the other for any damage and/or losses that such party has sustained as a result thereof, this being without derogation from the right of the injured party to receive any additional and/or other relief and/or remedy to which it is entitled under this Lease Agreement or under any law, including orders to enforce the Lease Agreement and/or injunctions restraining a breach thereof.

45.      FUNDAMENTAL BREACHES.

45.1 The parties hereby expressly agree that in addition to the provisions which are prescribed in this Lease Agreement itself as being deemed to be a fundamental breach, each of the breaches specified below shall be fundamental breaches:

         (a) Non payment of any amount for which the Lessee is liable under the provisions of this Lease Agreement on the date prescribed for payment thereof.

         (b) A breach of any of the provisions of clauses 7,8,12,43,50,55 and/or a breach of any of the provisions of Chapters 3, 5 and 7 of this Agreement.

         (c) Failure to arrange the securities that the Lessee has undertaken to arrange in accordance with the provisions of the sixth Chapter of this Lease Agreement, or failing to maintain such securities in force.

         (d) Failure to deliver the Guarantee to the Company on the date prescribed for doing so or failure to re-instate the guaranteed sum after enforcement thereof by the Company.

         (e) A material inconsistency between the demised premises and the technical specification.

45.2 Where the Lessee and/or the Company have committed a fundamental breach of this Lease Agreement and such breach has not been remedied within 30 days from the date on which they were required in writing to do so by the other party, the Company and/or the Lessee shall be entitled to give written notice to the other party of the rescission of this Lease Agreement and the letting thereunder, and in connection therewith all the provisions shall apply, that relate to the case of rescission of the Lease Agreement as specified in Clause 48 below.

45.3 It is made clear that nothing by virtue of this Clause shall derogate from the rights of the parties to claim and avail themselves, together with the rescission of the Lease Agreement or instead of the same, any other lawful remedy, including damages and/or mandatory and/or restraining injunctions.

 .

46.      DELAY IN PAYMENT.

         Without derogating from the provisions of clauses 45 and 46 above, it is agreed and declared between the parties as follows.

46.1 In any case in which one of the parties is late in making payment of any sum that such party is bound to make to the other under the provisions of this Lease Agreement and/or Management Contract, then there shall be added to the sum that was to be paid, indexation linkage differentials and default interest at the rates indicated in clause 2 above, from the day on which such payment should have been made and until the date of actual payment thereof.

         For the purposes of this Clause indexation linkage differentials shall be calculated in the manner specified in clause 14.2 above in relation to the rent.

46.2 Where one of the parties has paid any sum on account of a payment that such party is bound to make to the other and which has not been paid on the due date as aforesaid, then in so far as such sum has been paid it shall firstly be credited on account of indexation linkage differentials and interest, and thereafter on account of the principal debt and thereafter on account of other current payments, this being whether the party liable makes payment of the said sum for the purpose of payment on account of the debt or whether the party liable makes such payment on account of other current payments.

46.3 It is hereby agreed that where the Lessee is in arrears with payment of any sum that he is liable to pay under the Management Contract and/or payment of the costs of electricity consumption, the Company shall be entitled, in addition to any other remedy to which it is entitled under this Lease Agreement and/or by law, to cease providing any maintenance service to the demised premises after giving a 7 day warning to remedy such breach.

46.4 The provisions of this clause shall also apply to the Lessee's obligation to refund to the Company sums which the Company has paid instead of the Lessee as specified in clause 49.1 below.

47.      APPOINTMENT OF RECEIVER OR LIQUIDATOR.

         It is hereby agreed and declared that in any case where a receiver, interim or permanent, and/or a preliminary liquidator and/or a liquidator in appointed for the Lessee and/or the Company, and/or a winding up order is made against it, and such appointment or order is not revoked within 90 days the fact of such appointment and/or the making of such order and the non revocation thereof within the said period of time shall constitute a fundamental breach of this Agreement. It is hereby expressly agreed that in such circumstances the validity of this Lease Agreement shall terminate, this Lease Agreement shall be deemed to have been rescinded with effect from the date of the appointment of such receiver and/or preliminary liquidator and/or liquidator and/or from the date that the said winding up order was made, and in connection therewith all the provisions that apply in a case of rescission of the Lease Agreement as specified in clause 48 below, shall have effect. Where the validity of the Lease Agreement has been terminated as a result of the appointment of a receiver and/or a preliminary liquidator and/or a liquidator of the Lessee or as a result of the making of a winding up order against the Lessee as aforesaid, then with effect from the date of such termination as aforesaid of the Lease Agreement neither the Lessee not the receiver, preliminary liquidator and/or liquidator shall have any further rights at all in the demised premises.

48.      RESCISSION OF LEASE AGREEMENT.

         Where the Lease Agreement has been rescinded in accordance with one of the provisions of this Chapter, the following provisions shall apply in connection therewith:

48.1 Upon the rescission of the Lease Agreement the Lessee shall be obliged to vacate the demised premises and to return them to the possession of the Company empty of any person and from any object which is not the property of the Company and in the condition that it was in when it was received, fair wear and tear excepted, and the provisions of clause 50 below shall apply.

48.2 Commencing from the date of the rescission of the Lease Agreement neither the Lessee and/or any of the Lessee's representatives shall have any further rights of any kind in the demised premises.

48.3 Nothing by virtue of the rescission of the Lease Agreement shall derogate from the rights of the Company and/or from any remedy that is available to the Company against the Lessee under this Lease Agreement and under any law.

48.4 For the avoidance of doubt, it is to be clear that in a case in which the Lease Agreement has been rescinded and the Lessee has vacated the demised premises as a result of such rescission, the Lessee shall not be entitled to receive any compensation and/or payment whatsoever for such rescission and/or such vacation.

49.      PAYMENT OF THE LESSEE'S DEBTS.

49.1 In any case in which the Lessee has not made any payment on the due date in connection with the demised premises which it is liable to make to any third party under this Lease Agreement and under any law, or it appears to the Company that the Lessee does not intend to pay the same on the due date, including payments for electricity consumption, water, municipal taxes, Bezek etc., the Company shall be entitled - but not in any case bound - to make the said payment instead of the Lessee.

49.2 In any case in which one of the parties has made any payment instead of the other, including any payment referred to in sub clause 49.1 above, such party shall notify the other of the same, and it shall be the obligation of the other party to refund to the paying party the amount that the paying party has paid as above within 14 days from the date of receipt of such notice from the paying party, plus indexation linkage differentials and default interest at the rate prescribed in clause 2 above from the date on which the payment was made by the first party and until the date of re-imbursement thereof by the second party. The provisions of this sub clause are fundamental provisions a breach of which shall constitute a fundamental breach of this Lease Agreement.

50.      VACATION.

50.1 Where the letting under this Lease Agreement has come to an end, whether on the termination of the additional letting period (if there is one) or the second additional letting period (if there is one) or the third additional letting period (if there is one) or the fourth additional letting period (if there is one) or the fifth additional letting period (if there is one) or whether beforehand, for any reason whatsoever, including as a result of the rescission of this Lease Agreement for any reason or in the circumstances specified in clause
         8.9 above, the Lessee shall be obliged to vacate the demised premises in accordance with this Lease Agreement and to return exclusive possession of the demised premises, together with the keys thereof, completely vacant and empty of any person and object and in as good a condition as it was received, fair wear and tear excepted, within 30 days from the date of the end of the letting under this Lease Agreement as aforesaid.

50.2 Where the Lessee is obliged to vacate the demised premises as provided in sub clause 50.1 above, the Lessee shall produce to the Company, by not later than the date of actual vacation of the demised premises, certificates from the electricity corporation and the local authority that the Lessee has no outstanding debt for electricity and/or water consumption and/or for taxes and /or fees due to the local authority in respect of the demised premises up to the date of actual vacation thereof.

50.3 Without derogating from any right of the Company under this Lease Agreement and under any law, where the Lessee does not vacate the demised premises as provided in sub clause 50.1 above, the Lessee shall pay liquidated pre estimated damages of daily rent at the rate thereof at that time, for all the areas of the demised premises (including VAT) and a further 10% (ten per cent) for each days delay in the vacation of the demised premises (hereinafter called "THE DAMAGES").

         The parties hereby declare that the said damages constitutes pre estimated damages, in accordance with the damages that the parties anticipate are likely to be sustained by the Company as a result of the failure to vacate the demised premises as specified in sub clause 50.1 above.

         For the avoidance of doubt it is to be clear that nothing in the foregoing shall derogate from the Lessee's obligation to vacate the demised premises.

         For the purpose of recovery of the damages referred to above the Company shall be entitled - but not in any event obliged - to enforce the Guarantee. It is to be clear that nothing by reason of the enforcement of the Guarantee shall derogate from any other remedy available to the Company for recovery of the damages under any law.

50.4 Without derogating from any of the Company's rights under this Lease Agreement and under any law, where the Lessee does not vacate the demised premises as provided in sub clause 50.1 above, the Company shall be entitled to repossess the demised premises provided that it has given the Lessee written notice of at least 14 days prior to the date of such repossession.

         Where the Company has exercised its right to repossess the demised premises as above, the following provisions shall apply in connection therewith:

         (a) Where the Company has exercised its right to repossess the demised premises as above, the Company shall be entitled to change the locks of the demised premises at the Lessee's expense and/or to prevent by any other means that it sees fit, the entry of the Lessee into the demised premises or the use thereof by the Lessee.

         (b) Where the Company has exercised its right to repossess the demised premises as above, the Company shall be entitled to evict all goods and chattels found in the demised premises and to store them at any other place, at the Lessee's expense. The Company shall be released from any liability toward the Lessee and/or any of its representatives for any loss and/or damage that may be caused to such goods and chattels during their removal and storage, provided that such removal and transportation shall be carried out by professionals for such purpose and the storage thereof shall be at an appropriate place.

         (c) Where the Company has exercised its right to repossess the demised premises as above, the Company shall have a right of lien over all the Lessee's goods and chattels found at that time at the demised premises, without this derogating from any other remedy to which the Company is entitled under this Lease Agreement and under any law.

         (d) Where the Company has exercised its right to repossess the demised premises as above, the Company shall be entitled to let and/or sell and/or transfer in any other manner the rights in the demised premises to any third party whatsoever, and the Lessee shall have no claim and/or demand and/or action against the Company in connection therewith.

         (e) Where the Company has exercised its right to repossess the demised premises as above, this shall not constitute any defence to the lessee and shall not constitute any waiver on the part of the company of any of its rights under this Lease Agreement and/or the Management Contract and under any law, and the Lessee shall not have any claim and/or demand and/or action against the company in any way related the exercise of its right to repossession of the demise premises under this sub-clause.

         (f) All costs and expenses incurred by the company in respect of the repossession of the demise premises as above and in any way connected thereto, shall be borne by the Lessee and shall be paid by the Lessee. The company shall be entitled to deduct from the payment that it receives by way of consideration for the sale of the goods and chattels as specified in paragraph (b) above expenses that have been incurred in respect of the repossession of the demise premises as above and in connection therewith.

50.5 It is to be clear that the liabilities for which the Lessee is liable under this clause shall continue to apply to the Lessee and the Lessee shall be liable for the same also after the end of the letting under this Lease Agreement notwithstanding that the Lease Agreement has been rescinded by the company.

                        ELEVENTH CHAPTER - MISCELLANEOUS

51.      TRANSFER OF RIGHTS

51.1 The Lessee shall not be entitled to transfer and/or charge in any form and manner the rights conferred on the Lessee under this Lease Agreement, either wholly or partially, to any person and/or persons, unless it has received the previous written consent of the company. There are included in the foregoing any act in a body corporate that constitutes the Lessee, whether a single act or a number of aggregate acts, which as a result thereof, control is transferred either directly or indirectly from the owners of such company on the date of the signature of this Lease Agreement to a third party, shall be considered as a transfer of rights subject to and requiring the previous written consent of the company, which shall not be withheld other than on reasonable grounds.

         For the avoidance of doubt, it is to be clear that the Lessee shall be entitled to issue its securities to the public for trading on Stock Exchanges.

         Without derogating from the generality of the foregoing, the Lessee shall not be entitled to permit any other person any use of the demised premises and/or any part thereof.

51.2     Without derogating from the generality of the foregoing, in sub-clause
         51.1 above, it is agreed that the Lessee shall be entitled to transfer its rights, wholly or partially, under this Lease Agreement and/or to allow the use of the demise premises by a company in combined and/or associated and/or subsidiary company of the Lessee (hereinafter called "THE TRANSFEREE COMPANY"), provided that the transferee company signs as an additional party to this Lease Agreement or a separate agreement with the company, being in addition to the lessee and mutually guaranteed between them, and also that the transferee company shall furnish the company with guarantees for the due performance of the Lease Agreement to the satisfaction of the company.

51.3 Notwithstanding the provisions of clause 51.1 above, it is hereby agreed that the Lessee shall be entitled to permit the use of parts of the demise premises (as distinct from the whole) to other persons as sub-tenants, provided that the identity of such sub-tenants is approved in advance and in writing by the company, who shall not refuse to approve the same, other than on reasonable grounds, and subject to the fact that in any case notwithstanding the permission for such use as aforesaid, the lessee shall remain completely liable to the company for the due performance of its obligations under this agreement in full and on the due dates, both in relation to the areas which it is allowed to sub-let in practice as above. The lessee and the sub-tenant shall be mutual guarantors in relation to their obligations concerning the demise premises. It is to be clear that the lessee shall not be entitled to let parts of the demise premises to others as sub-tenants for a period that exceeds the letting period under this agreement and/or the additional letting period (if there is one) and/or the second additional letting period (if there is one) and/or the third additional letting period (if there is one) and/or the fourth additional letting period (if there is one) and/or the fifth additional letting period (if there is one), and no sub-letting made in contravention of the foregoing shall be binding on the company.

51.4 On a letting by the lessee of parts of the demise premises as provided in this sub-clause, the company shall be entitled, but not obliged to enter a direct contractual relationship with the sub-tenant by way of diminution of the lessee's relevant areas of the demise premises. Where the company enters into such a direct contract with the sub-tenant as above, the lessee and the sub-tenant shall no longer be mutual guarantors of their obligations in relation to the demise premises and the lessee shall not be liable to the company for the performance of the obligations of the sub-tenant who has entered into a direct contract with the company. Where the letting under this Lease Agreement has come to an end for any reason whatsoever and on any date whatsoever, any sub-tenancy shall completely terminate, without any need for notice and/or any action to be taken by the company, provided that the company shall have the right, at its discretion to offer the said sub-tenant a direct contract with it in a new agreement for the letting of areas in the park.

51.5 The company shall be entitled to transfer and/or charge its rights and obligations under this Lease Agreement to another person, provided that the rights of the lessee under this agreement shall not be thereby prejudice.

         For the avoidance of doubt, it is to be clear that nothing by virtue of the transfer of the company's rights under this Lease Agreement to another person as above shall derogate from any of the lessee's obligations under this Lease Agreement and under the management contract.

         Notwithstanding the foregoing, it is agreed that the company shall not be entitled to transfer its rights and obligations under this agreement (as distinct from charging the same), until after the delivery date as defined above.

51.6 At the end of 18 months after the delivery date, the company and/or the management company, shall be entitled to transfer and/or charge the rights and obligations of the management company under this Lease Agreement to another company experienced in management, provided that it meets all the standards concerning quality, character and expertise for the provision of services as defined in the management contract, because of which the management company was appointed at the outset and provided that the rights of the lessee under this Lease Agreement shall not be prejudice. It is to be clear that nothing by virtue of the transfer of the management company's rights under this sub-clause to another person as aforesaid shall derogate from any of the lessee's obligations under this agreement or under the management contract.

52.      GUARANTEE FOR THE DUE PERFORMANCE OF THE OBLIGATIONS OF THE PARTIES

         It is made clear and agreed that Clal Real Estate Investments Ltd is a guarantor for the due performance of the Company's obligations under this Agreement and under the Management Contract in full and on the due dates and that D.S.P.C. Inc. shall be guarantor for the due performance of all the Lessee's obligations under this Lease Agreement and under the Management Agreement in full and on the due dates, all as specified in the GUARANTEES attached hereto as APPENDIX H. to this Lease Agreement as an integral part thereof.

53.      RIGHT OF FIRST REFUSAL.

53.1 The Company hereby grants the Lessee the right of first refusal to purchase the building from the Company.

53.2 The following provisions shall apply for the purpose of the right of first refusal that is hereby granted to the Lessee.

         (a) In the event that the Company puts the building up for sale, and reaches agreement with any third party, subject to the right of first refusal hereby granted to the Lessee, for the sale of the building to such third party, the Company shall offer the building, before concluding a transaction with such third party, to the Lessee, on the same terms that have been agreed with such third party. If the Lessee is interested in purchasing the building from the Company on the said terms, the Lessee shall give notice thereof to the Company within 30 days from the date on which the Company made an offer for the purchase of the building as aforesaid. In the event that the Lessee notifies the Company that it does not wish to purchase the building on the said terms, or where the Lessee does not give any notice at all to the Company and the above mentioned period of 30 days has elapsed, the Lessee shall be deemed to have waived its rights to purchase the building on the said terms, and in such a case the Company shall be entitled to sell the building to any third party on terms that shall not be better than those that were offered for the building to the Lessee.

         (b) In the event that after a waiver by the Lessee of its right to purchase the building on the terms as specified in paragraph (a) above the Company reached agreement with any third party, subject to the right of first refusal hereby given to the Lessee, for the purchase of building of such third party on better terms than those that were offered to the Lessee as referred to in paragraph (a) above, the Lessee's right of first refusal shall be renewed, and the company shall be bound to offer the building for a second time to the Lessee before selling it to such third party, this being on identical terms to those which had been agreed as above mentioned in this paragraph (b) with such third party, and all the provisions in connection therewith as specified in paragraph (a) above, shall apply.

54.      COSTS OF THE LEASE AGREEMENT.

         The costs of stamping this Lease Agreement shall be borne by the parties in equal shares.

55.      TAXES FEES AND LEVIES.

         All taxes, fees and levies whether governmental and/or municipal and/or otherwise and other payments of any kind whatsoever, concerning the conduct of the Lessee's business and/or the occupier of the demised premises and/or that apply to the demised premises and/or which are to apply to the demised premises during the letting period, shall be paid by the Lessee including the Lessee's proportionate part of taxes, fees and/or levies that apply to the common property (as such expression is defined in the Management Contract, excluding the Park installations in respect of which the Company collects a fee for the use thereof and excluding installations in the possession of and used by the Company in the Park). The proportionate share of the Lessee in such taxes fees and levies that apply to the common property shall be determined in accordance with the provisions of the Management Contract.

         The Company shall bear the payments of Property Tax, in the event that it applies to the demised premises and the payment of taxes (if any) that are imposed by the Legislature on property owners and for any payment levied on a property owner, including Betterment Levy and ground rent to the Lands Administration.

         Unless otherwise expressly provided in this Lease Agreement the Lessee shall be released from any liability imposed by law on the Company.

56.      VALUE ADDED TAX.

         Any sum that the Lessee is bound to pay under this Agreement shall bear Value Added tax at the legal rate payable on the date of the making of the payment, and shall be paid by the Lessee on the date prescribed for making of the payments in respect of which the tax is paid, by post dated cheques the date for payment of which shall be 1 day prior to the compulsory date for payment of VAT by the Company and against a tax invoice.

57.      JURISDICTION.

57.1 It is agreed by the parties that all disputes and differences that arise between the parties in connection with this Lease Agreement, without exception, concerning the signing thereof, interpretation and the performance thereof or in connection with any matter or thing of any kind arising from the Lease Agreement or in connection therewith, but excluding any matter that has been referred for a decision of an another party and/or person under this Lease Agreement shall be referred for the decision of a single arbitrator who shall be appointed by agreement between the parties and in the absence of agreement, by the person who at that time is serving in the capacity of President of the Israel Chamber of Advocates (hereinafter called "THE ARBITRATOR").

57.2 The Arbitrator in his deliberations and in his decision shall be relieved of the necessity of compliance with rules of procedure, the Laws of Evidence and the Substantive Law, provided that he shall be bound to give reasons for his ruling and shall be bound by the provisions of this Lease Agreement.

57.3 The Arbitrators decision shall be completely final and shall be binding on the two parties for all intents and purposes.

57.4 The Arbitrator can make restraining orders, mandatory orders and interim orders, and he shall have all the powers prescribed for the same by law.

57.5 The signature of the parties on this Lease Agreement is equivalent to the signature of an Arbitration Agreement, and no further document shall be required to initiate the arbitration between the parties.

58.      PROHIBITION ON SETTING-OFF PAYMENTS

         The parties agree that the amounts for which they are and/or for which they will become liable to each other under this Lease Agreement and/or the Management Contract and/or the under any law shall be capable of set off, unless otherwise provided in this Lease Agreement, For the avoidance of doubt, it is hereby made clear that in any case in which the Lessee has a claim and/or demand and/or action against the Company, the Lessee shall not be entitled to set off the amount of such claim and/or demand against amounts that it is owes to the Company, but the Lessee shall be entitled to issue proceedings in Court against the Company for such amounts.

59.      WAIVERS AND VARIATIONS IN THE AGREEMENT.

59.1 Any variation in the terms of this Agreement shall only be valid if made in writing and it is signed by the two parties.

59.2 Any waiver of rights by one of the parties under this Lease Agreement shall only be made in writing and signed by who ever is empowered to bind such party. No delay in the exercise of rights under this Lease Agreement shall be deemed to be a waiver.

60.      SERVICE OF NOTICES.

60.1 Any notice to be given by the parties to each other shall be deemed to have been given at the expiration of 48 hours from the time that it was despatched by registered post from a post office in Israel to the addresses of the parties as specified in this Lease Agreement.

         In addition to the foregoing, the parties shall be entitled to send notices to each other by messenger and in such a case the date of delivery of the notice shall be deemed to be the date that appears on the delivery note signed by the messenger.

         With effect from the delivery date service of a notice at the demised premises on the Lessee or an employee of the Lessee, or the sticking of the notice on the door of the demised premises shall be deemed to be lawful service on the Lessee.

60.2 The addresses of the parties under this Lease Agreement shall be as follows:

         THE COMPANY: The address of the Company for the purposes of this Lease Agreement shall be as specified as in the preamble to this Agreement.

         THE LESSEE: The Lessee's address for the purposes of this Lease Agreement shall be as specified in the preamble to this Lease Agreement, with effect from the delivery date, the address of the Lessee for the purposes of this Lease Agreement shall be the demised premises.

60.3 The addresses of the parties under this Lease Agreement shall be deemed to be their addresses for the purpose of the service of legal process.



                 AND IN WITNESS WHEREOF THE PARTIES HAVE SIGNED

         /s/ Daniel Lavan                               /s/ David Aber
         ---------------------                          -----------------------
                   The Lessee,                                     The Company,

         Azarei Mallal Industries Ltd.                  DSPC Technologies Ltd.

                                  CERTIFICATE.

         I the undersigned Adv._________, hereby certify that this Lease Agreement and the Appendices thereto was signed by __________ and by ___________ who are authorised to sign on behalf of the Lessee Company, and that the signatures of the above named together with the Company Seal is binding on the Lessee for all intents and purposes. Dated this _____ day of ________ 1999

                           ---------------------------
                                    Signature

         I the undersigned Adv._________, hereby certify that this Lease Agreement and the Appendices thereto was signed by __________ and by ___________ who are authorised to sign on behalf of the Company, and that the signatures of the above named together with the Company Seal is binding on the Lessee for all intents and purposes. Dated this _____ day of ________ 1999

                           ---------------------------
                                    Signature

                                   APPENDIX E.

                             FIXING OF SIGN BOARDS.

1. The Company declares that it has no objection in principle to the Lessee fixing its sign boards in the building (hereinafter called "THE LESSEE'S SIGNS") provided that the affixing of the Lessee's signs as above shall be carried out in co-ordination with the Company and with its prior written consent.

2. Without derogating from the provisions of sub paragraph above concerning the Lessee's signs, the Lessee shall not fix signs of any kind whatsoever in any place whatsoever in the Park other than in the building as above, unless the Company has given it permission to do so previously in writing.

3. It is agreed and made clear that in the case of the fixing of an illuminated sign by the Lessee, the Lessee shall be responsible for installing the electrical connection to the sign and the Lessee shall bear the costs of the supply of electricity before the sign

4. For the avoidance of doubt it is hereby made clear that it is the Lessee's liability and responsibility to ensure that a license is obtained for the signs from the competent authority for such purpose under any law and pay any fee and/or charge that is made under any law by the competent authorities in connection with the Lessee's signs. In any event the Lessee shall not affix any signs whatsoever in the building before receiving a legal license to affix the same as aforesaid.

         The Company shall be entitled at the Lessee's expense, to remove any sign that has been affixed by the Lessee in breach of the provisions of this Clause

                                  APPENDIX "F"

                     UNCONDITIONAL AUTONOMOUS BANK GUARANTEE

                                                               Date:____________
         TO: AZOREI MALLAL INDUSTRIES LTD

         DEAR SIR,

         Re: GUARANTEE NO            TO AGREEMENT WITH               .

         We hereby guarantee to you that we will pay any amount that you request us to pay up to a total sum of________New Shekels (NIS_____________) (hereinafter called "THE GUARANTEE FUND"), plus indexation linkage differentials as specified below, that is or may become due to you from ______________________________ (hereinafter called "THE DEBTOR").

         We shall from time to time pay you, within 7 (seven) days from the date of the receipt of your initial written demand, any sum that is indicated in your said demand out of the Guarantee Fund plus indexation linkage differentials which shall be calculated in manner specified below, without you being obliged to substantiate your demand in any form or manner whatsoever and/or to first require that the said sum be paid by the Debtor and provided that the total amount that we are to pay you under this our guarantee shall not exceed the amount of the Guarantee Fund plus indexation linkage differentials.

         For the purposes of this Guarantee "Index" means the Consumer Prices Index, including fruit and vegetables, that is published by the Central Bureau of Statictics. In the event that the basis of the index is changed or in the event that the method of calculating and arriving at the index is changed, or in the event that it is published by another body instead of the said bureau, the calculation of a rise in the index for the purposes of this paragraph shall be made having regard to the said changes.

         In any case in which it becomes evident that the last index published prior to the making of payment under this Guarantee (hereinafter called "the new index") is higher than the index for the month of _____ 1998, that was published on the ____ day of _____ by the net rate of _____ (hereinafter called "the base index") there shall be added to the Guarantee fund designated for payment a sum that is equal to the difference between the new index and the base index divided by the base index and multiplied by the Guarantee Fund (hereinafter called "the linkage differential").

         It is to be clear that in the event of the new index being equal to the base index or lower than the base index, the said linkage differentials shall not be added to the Guarantee Fund.

         This Guarantee by us shall be reduced from time to time, by the level of the amount that we are required to pay - excluding linkage differentials, which has been deducted from the total amount of the Guarantee Fund and provided that the total amount of the demand - excluding linkage differentials - does not exceed the total sum of the Guarantee Fund This Guarantee is not conditional of the validity of the debtors liability to yourselves.

         This Guarantee shall remain in force until the ____ day of ____ inclusive. Any demand made under this Guarantee must be in writing and arrive by _____day of _____ at this address:__________________ A demand arriving after the said date shall not be complied with.

         Yours faithfully,

         ---------------

                                   APPENDIX G.

                              SERVICES IN THE PARK.

         Azorim Park - the Business and Employment Center for offices, high tech industry and uses ancillary thereto, that the Company is erecting, will contain, for the purpose of realising the objectives that are defined above, the services and facilities as follows:

         A. Transport services from Jabotinsky Street corner with Hayitsira Street and to the entrance to the Park during morning hours and in the afternoon, until a regular public transport service is established in the Park area.

         B. A support centre that will provide and answer to the needs of the Park Tenants in accordance with the usual criteria for the same.

         D. The Company will act in establishing a branch of the post office in the Park.

         E. The Company shall act in order to establish automatic banking services in the Park.

         F. The unpaved section, between the Geha Road and Hayitsira Street, is to be completed.

         MANAGEMENT SERVICES IN THE PARK

         A. Cleaning the public areas in the Park and the boundaries of the Plot up to the building.

         B. The removal of refuse as above.

         C. Guards.

         D. Information.

         E. Maintenance of the general systems in the Park buildings - ongoing/ system service contracts.

         F. Gardening around the perimeter of the buildings.

         G. Operation of the car parks.

         H. Water in the Park and garden areas.

         I. External lighting in the Park area.

         J. Building insurance for the buildings and the systems.

         K. Collection of service charges for maintenance.

         L. Contact with the local authorities.

         M. Public electricity supply.

         N. Telephones.

                                   APPENDIX H

                                   GUARANTEES.

         GUARANTEE OF THE LESSEE'S OBLIGATIONS.

         We the undersigned D.S.P.C. Inc. hereby confirm that we have read the provisions of the Lease Agreement and its Appendices, and we hereby give our absolute and unreserved guarantee for the due performance in full and on the due dates of the obligations of D.S.P.C. TECHNOLOGIES LTD ("The Lessee" under the Lease Agreement), without exception in accordance with the above mentioned Lease Agreement, including any amendments made thereto from time to time. We confirm and undertake that this guarantee by us shall also remain in full force and effect if AZOREI MALLAL INDUSTRIES LTD. transfers its debts and/or obligations to another body in accordance with the provisions of the Lease Agreement. For the avoidance of doubt in the event of disputes between ourselves and AZOREI MALLAL INDUSTRIES LTD ("the Company" under the Lease Agreement) in connection with this guarantee by us, the arbitration clause that is prescribed in the Lease Agreement, shall be applicable.

                                  D.S.P.C. Inc.
                            ---------------------------

         GUARANTEE FOR THE PERFORMANCE OF THE COMPANY'S OBLIGATIONS.

         We the undersigned Clal Real Estate Investments Ltd hereby confirm that we have read the provisions of the Lease Agreement and its Appendices, and we hereby give our absolute and unreserved guarantee for the due performance in full and on the due dates of all the obligations of AZOREI MALLAL INDUSTRIES LTD ("the Company" under the Lease Agreement), without exception under the above mentioned Lease Agreement, including any amendments made to it from time to time, all being until the date of delivery of possession of the demised premises under this Lease Agreement. From the date of the delivery of possession of the demised premises, our Guarantee shall be limited to the amount in NIS that is equivalent to the rent (including parking spaces) for 3 months. We confirm and undertake that this Guarantee by us will also remain in full force and effect if AZOREI MALLAL INDUSTRIES LTD, transfers its debts and/or obligations to another body in accordance with the provisions of the Lease Agreement. For the avoidance of doubt, in the case of disputes between ourselves and D.S.P.C TECHNOLOGIES LTD ("The Lessee" under the Lease Agreement) concerning this Guarantee by us, the provisions of the arbitration clause that is prescribed in the Lease Agreement, shall be applicable.

                                           CLAL  REAL ESTATE INVESTMENTS LTD.
                                           ----------------------------------

                                   APPENDIX J.

                "MAIN FRAME TIMETABLE FOR D.S.P.C. SPECIFICATION.

         By 1st August 1999  - Completion of plans and submission for permit.

         August 1999 - Commencement of excavation and foundation works.

         October 1999 - Commencement of main frame works of  the building.

         August 2000 - Completion of main frame works of the building.

         December 2000 - Completion of internal works in the building.

         January 2001 - Delivery.

                                   Appendix L.

         Moshe Spector
         Municipal Director General.
                                                                  Date: 28.4.99

                                   Fax:5161842
                        For the Attention of Mr.Dan Dori

         To Mr Dan Dori
         Managing Director Azorim Properties Ltd.

         Re: AZORIM PARK - MUNICIPAL PROPERTY TAX - CLARIFICATION.
             -----------------------------------------------------

1. The Azorim Park area that is being erected in the Kiriat Arieh Industrial Zone, Petach Tikva is considered as Area B

2. All types of industry that are established within the Park will receive in addition to equivalent of 20% discount for 3 years, other than properties/businesses that are not classified as "industrial" under the Taxes Order (Restaurants/Insurance etc.

3. The offices of an industrial plant a property of an area of more than 500 metres, will also be charged the lower tariff (industrial), these tariffs are for example:

         (a). From 86 metres to 499 metres - offices are charged approx. NIS 153 per metre per annum

         (b)  From 501 metres and upwards .............................NIS 106 per metre per annum

         All the above apart from those classified, are an expression of Petach Tikva Municipality's good will.

         Moshe Spector
         -------------

         Copy to: Mr.Zvi Amitai - Director of the Assessment Division - Petach Tikva Municipality.

                            AREA PLAN - SCALE 1:1000


                               Internal Ring Road


                           AZORIM PARK - BUILDING NO.2

                              Rappaport Architects

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                        OF
                                COMMERCE ONE, INC.

                     (Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware)

     Mark B. Hoffman and Robert M. Tarkoff each hereby certifies:

     (1) They are the President and Secretary, respectively, of Commerce One, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law");

     (2) The original Certificate of Incorporation of this corporation, originally filed on March 24, 1999, is hereby amended and restated in its entirety to read as follows:



FIRST:       The name of this corporation is Commerce One, Inc. (the "Corporation").

SECOND:      The address of the Corporation's registered office in the State of Delaware is
             1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.
             The name of its registered agent at such address is Corporation Service
             Company.

THIRD:       The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of
             Delaware.

FOURTH:      The Corporation is authorized to issue two classes of stock to be designated respectively Common Stock and Preferred Stock. The total number of shares of all classes of stock which the Corporation has authority to issue is Two
             Hundred Sixty Million (260,000,000), consisting of Two Hundred Fifty
             Million (250,000,000) shares of Common Stock, $0.0001 par value (the
             "Common Stock"), and Ten Million (10,000,000) shares of Preferred Stock,
             $0.0001 par value (the "Preferred Stock").

             The Preferred Stock may be issued from time to time in one or more series.
             The Board of Directors is hereby authorized subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series of Preferred Stock, included without limitation authority to fix by resolution or resolutions, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

             The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they have prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH:       The Corporation is to have perpetual existence.

SIXTH:       The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

SEVENTH:     The number of directors which constitute the whole Board of Directors of the
             Corporation shall be designated by the Bylaws of the Corporation.

EIGHTH:      In furtherance and not in limitation of the powers conferred by the laws of the
             State of Delaware, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation.

NINTH:       To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

             The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the
             Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

             Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this
             Article in respect of any matter occurring, or any cause of action, suit or claim


                                      -2-


             that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

TENTH At the election of directors of the Corporation, each holder of stock of any class or series shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

             The number of directors which constitute the whole Board of Directors of the Corporation shall be fixed exclusively by one or more resolution adopted from time to time by the Board of Directors. The Board of Directors shall be divided into three classes designated as Class I, Class II, and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

             Vacancies created by newly created directorships, created in accordance with the Bylaws of this Corporation, may be filled by the vote of a majority, although less than a quorum, of the directors then in office, or by a sole remaining director.

ELEVENTH:    Meetings of stockholders may be held within or without the
             State of Delaware, as the Bylaws may provided. The books of the
             Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of
             Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the
             Corporation.

             The stockholders of the Corporation may not take any action by written consent in lieu of a meeting, and must take any actions at a duly called annual or special meeting of stockholders and the power of stockholders to consent in writing without a meeting is specifically denied.

TWELFTH: Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.


                                      -3-



THIRTEENTH   Notwithstanding any other provisions of this Restated
             Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock
             required by law or this Restated Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds
             (2/3) of the combined voting power of all of the
             then-outstanding shares of the Corporation entitled to vote shall be required to alter, amend or repeal Articles NINTH,
             TENTH, ELEVENTH or TWELFTH hereof, or this Article THIRTEENTH, or any provision thereof or hereof, unless such amendment shall be approved by a majority of the directors of the Corporation.

FOURTEENTH:  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated
             Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.


    (3) This Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of this Corporation in accordance with Sections 242 and 245 of the General Corporation Law.

    (4) This Amended and Restated Certificate of Incorporation has been duly approved, in accordance with Section 242 of the General Corporation Law, by vote of the holders of a majority of the outstanding stock entitled to vote thereon.

    IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Certificate of Incorporation on this 7th day of July, 1999.

                                    /s/ Mark Hoffman
                                    -----------------
                                    Mark B. Hoffman
                                    President

/s/ Robert M. Tarkoff
----------------------
Robert M. Tarkoff
Secretary

                                      -4-